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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-230923

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

Class A Common Stock, $0.01 par value per share	$500,000,000	$64,900

(1)
Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. The fee payable in connection with the offering pursuant to this prospectus supplement has been paid in accordance with Rule 456(b) under the Securities Act.

PROSPECTUS SUPPLEMENT
(To Prospectus dated April 17, 2019)

$500,000,000

QTS REALTY TRUST, INC.

Class A Common Stock

             We and QualityTech, LP, our Operating Partnership, have entered into an equity distribution agreement (the "equity distribution agreement") relating to the issuance and sale of shares of our Class A common stock, $0.01 par value per share ("common stock"), offered by this prospectus supplement and the accompanying prospectus, with each of KeyBanc Capital Markets Inc., Berenberg Capital Markets LLC, BMO Capital Markets Corp., BofA Securities, Inc., Capital One Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Regions Securities LLC, Santander Investment Securities Inc., Stifel, Nicolaus & Company, Incorporated, SunTrust Robinson Humphrey, Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC in their capacity as Managers (as defined below) and (except in the case of Berenberg Capital Markets LLC, Capital One Securities, Inc., Regions Securities LLC, Santander Investment Securities Inc., Stifel, Nicolaus & Company, Incorporated, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC) as Forward Sellers (as defined below), and each of the Forward Purchasers (as defined below). We refer to these entities, when acting in their capacity as our sales agents, individually as a "Manager" and collectively as the "Managers" and, if applicable, when acting in their capacity as agents for the Forward Purchasers, individually as a "Forward Seller" and collectively as the "Forward Sellers." In accordance with the terms of the equity distribution agreement, we may offer and sell up to an aggregate gross sales price of $500,000,000 of shares of our common stock from time to time by or through the Managers or by the Forward Sellers.

             The equity distribution agreement contemplates that, in addition to the issuance and sale of shares of our common stock by or through the Managers, we may also enter into one or more forward sale agreements from time to time in the future with each of KeyBanc Capital Markets Inc., BMO Capital Markets Corp., BofA Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and TD Securities (USA) LLC, or one of their respective affiliates. We refer to these entities, when acting in such capacity, individually as a "Forward Purchaser" and collectively as the "Forward Purchasers." In connection with any forward sale agreement, the relevant Forward Seller will, at our request, use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell a number of shares of our common stock borrowed from third parties equal to the number of shares of common stock underlying the particular forward sale agreement. We will not initially receive any proceeds from any sales of our common stock by a Forward Seller in connection with a forward sale agreement.

             We expect to fully physically settle each forward sale agreement, if any, with the relevant Forward Purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement. If we elect to cash settle any forward sale agreement, we may not receive any proceeds, and we may owe cash to the relevant Forward Purchaser. If we elect to net share settle any forward sale agreement, we will not receive any proceeds, and we may owe shares of our common stock to the relevant Forward Purchaser. See "Plan of Distribution—Sales By Forward Sellers."

             Each Manager will receive from us a commission at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the gross sales price of all shares of our common stock sold through it from time to time under the equity distribution agreement. Each Forward Seller will receive from us a commission at a mutually agreed rate in the form of a reduction to the initial forward sale price under the related forward sale agreement that will not exceed, but may be lower than, 2.0% of the gross sales price of the borrowed shares sold by such Forward Seller during the applicable forward hedge selling period for such shares. In connection with sales of shares of our common stock pursuant to the equity distribution agreement, each of the Managers and the Forward Sellers may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and their compensation may be deemed to be underwriting compensation under Securities and Exchange Commission ("SEC") rules. See "Plan of Distribution" beginning on page S-13 of this prospectus supplement for additional information regarding compensation of the Managers and the Forward Sellers.

             Our common stock trades on the New York Stock Exchange (the "NYSE") under the symbol "QTS." On May 6, 2020, the last sale price of our common stock as reported on the NYSE was $64.94 per share.

             Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions, including block trades, or transactions that are deemed to be "at-the-market" offerings, as defined in Rule 415 under the Securities Act, including sales made by means of ordinary brokers' transactions on the NYSE or sales made to or through a market maker at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

             Under the terms of the equity distribution agreement, we may also sell shares of our common stock to a Manager, as principal for its own account, at a price to be agreed upon at the time of sale. If we sell shares of our common stock to a Manager, as principal, we will enter into a separate terms agreement with that Manager setting forth the terms of such transaction, and we will describe any such terms agreement in a separate prospectus supplement or pricing supplement. Apart from any agreement set forth in a terms agreement, no Manager is required to purchase any shares of common stock from us.

             No Manager and no Forward Seller is required to sell any specific number or dollar amount of shares of our common stock but, subject to the terms and conditions of the equity distribution agreement, each of the Managers and the Forward Sellers has agreed to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell all of the shares of our common stock so designated by us (if acting as our sales agent) and all of the borrowed shares (if acting as agent for the relevant Forward Purchaser), in each case, on the terms and subject to the conditions of the equity distribution agreement. The shares of our common stock offered and sold through the Managers and by the Forward Sellers pursuant to the equity distribution agreement will be offered and sold through only one Manager or by one Forward Seller on any given trading day. There is no arrangement for shares to be received in an escrow, trust or similar arrangement. The offering of shares of our common stock pursuant to the equity distribution agreement will terminate upon the earlier of (i) the sale of shares of our common stock subject to the equity distribution agreement (including shares sold by us to or through the Managers and borrowed shares sold by the Forward Sellers) and any terms agreement having an aggregate gross sales price of $500,000,000 and (ii) with respect to the equity distribution agreement or terms agreement, the termination of the equity distribution agreement by us, the Managers, the Forward Sellers or the Forward Purchasers as permitted therein.

             Our charter contains restrictions on the ownership and transfer of our common stock intended to assist us in maintaining our status as a real estate investment trust ("REIT") for federal and/or state income tax purposes. For example, our charter generally restricts any person from actually or constructively owning more than 7.5% of the aggregate of the outstanding shares of our common stock by value or by number of shares, whichever is more restrictive, except for certain designated investment entities that may own up to 9.8% of the aggregate of the outstanding shares of our common stock, subject to certain conditions. See "Restrictions on Ownership and Transfer" in the accompanying prospectus.

             Investing in our common stock involves risks. See "Risk Factors" beginning on page S-6 of this prospectus supplement and the risk factors beginning on page 11 of our Annual Report on Form 10-K for the year ended December 31, 2019 and beginning on page 69 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which are incorporated by reference herein. You should also consider any additional risk factors included in any document we file with the Securities and Exchange Commission that are incorporated, or deemed to be incorporated, by reference into this prospectus supplement prior to the completion of this offering.

             Neither the SEC nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

KeyBanc Capital Markets BofA Securities Goldman Sachs & Co. LLC Mizuho Securities Regions Securities LLC SunTrust Robinson Humphrey	Berenberg Capital One Securities Jefferies Morgan Stanley Santander TD Securities	BMO Capital Markets Deutsche Bank Securities J.P. Morgan RBC Capital Markets Stifel Wells Fargo Securities

The date of this prospectus supplement is May 11, 2020.

Prospectus Supplement

Prospectus

        You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus in making a decision about whether to invest in our common stock. Neither we nor any of the Managers, the Forward Sellers and the Forward Purchasers (or any of our or their respective affiliates) have authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and any document incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates that are specified in such documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein or therein. The second part, the accompanying prospectus, gives more general information regarding securities that we may offer from time to time, some of which may not apply to this offering.

        To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference herein or therein prior to the date of this prospectus supplement, the information in this prospectus supplement will supersede such information. In addition, any statement in a filing we make with the SEC that adds to, updates or changes information contained in an earlier filing we made with the SEC or in this prospectus supplement or the accompanying prospectus shall be deemed to modify and supersede such information in the earlier filing.

        This prospectus supplement does not contain all of the information that is important to you. You should read the accompanying prospectus as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See "Where You Can Find More Information and Incorporation by Reference" in this prospectus supplement and "Where to Find Additional Information" in the accompanying prospectus. Unless the context requires otherwise, references in this prospectus supplement and the accompanying prospectus to "we," "our," "us," "our company" and "QTS" refer to QTS Realty Trust, Inc., a Maryland corporation, together with its consolidated subsidiaries, including QualityTech, LP, a Delaware limited partnership, which we refer to as our "Operating Partnership." In addition, unless the context requires otherwise, references in this prospectus supplement to "shares," our "common stock" or our "Class A common stock" refer to our Class A common stock, $0.01 par value per share.

S-ii

FORWARD-LOOKING STATEMENTS

        Some of the statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In particular, statements pertaining to the coronavirus ("COVID-19") pandemic, its impact on us and our response thereto and our strategy, plans, intentions, capital resources, liquidity, portfolio performance, results of operations, anticipated growth in our funds from operations and anticipated market conditions contain forward-looking statements. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters.

        The forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

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  adverse economic or real estate developments in our markets or the technology industry;

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  obsolescence or reduction in marketability of our infrastructure due to changing industry demands;

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  global, national and local economic conditions;

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  risks related to the COVID-19 pandemic, including, but not limited to, the risk of business and/or operational disruptions, disruption of our customers' businesses that could affect their ability to make rental payments to us, supply chain disruptions and delays in the construction or development of our data centers;

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  risks related to our international operations;

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  difficulties in identifying properties to acquire and completing acquisitions;

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  our failure to successfully develop, redevelop and operate acquired properties or lines of business;

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  significant increases in construction and development costs;

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  the increasingly competitive environment in which we operate;

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  defaults on, or termination or non-renewal of, leases by customers;

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  decreased rental rates or increased vacancy rates;

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  increased interest rates and operating costs, including increased energy costs;

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  financing risks, including our failure to obtain necessary outside financing;

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  dependence on third parties to provide Internet, telecommunications and network connectivity to our data centers;

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  our failure to qualify and maintain our qualification as a REIT;

S-iii

  •
  environmental uncertainties and risks related to natural disasters;

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  financial market fluctuations;

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  changes in real estate and zoning laws, revaluations for tax purposes and increases in real property tax rates;

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  risks related to the forward sale agreements, including our intention to physically settle the forward sale agreements and our Operating Partnership's intended use of proceeds from the forward sale agreements; and

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  limitations inherent in our current and any future joint venture investments, such as lack of sole decision-making authority and reliance on our partners' financial condition.

        While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see the section of this prospectus supplement entitled "Risk Factors" and the risk factors incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as well as other periodic reports that we file with the SEC, many of which should be interpreted as being heightened as a result of the ongoing COVID-19 pandemic and the actions taken to contain the pandemic or mitigate its impact.

S-iv

SUMMARY

        This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before making a decision to invest in our common stock. We urge you to read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein carefully, including the financial statements and notes to those financial statements incorporated by reference herein and therein. Please read "Risk Factors" in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein for more information about important risks that you should consider before making a decision to invest in our common stock.

 QTS Realty Trust, Inc.

        We are a leading provider of data center solutions to the world's largest and most sophisticated hyperscale technology companies, enterprises and government agencies. Through our technology-enabled platform, delivered across mega scale data center infrastructure, we offer a comprehensive portfolio of secure and compliant information technology ("IT") solutions. Our data centers are facilities that power and support our customers' IT infrastructure equipment and provide seamless access and connectivity to a range of communications and IT services providers. Across our broad footprint of strategically-located data centers, we provide flexible, scalable and secure IT solutions, including data center space, power and cooling, connectivity and value-add managed services for more than 1,200 customers in the financial services, healthcare, retail, government and technology industries. We build out our data center facilities depending on the needs of our customers to accommodate both multi-tenant environments (hybrid colocation) and customers that require significant amounts of space and power (hyperscale), including federal customers. We believe that we own and operate one of the largest portfolios of multi-tenant data centers in the United States, as measured by gross square footage, and have the capacity to nearly double our sellable data center raised floor space without constructing or acquiring any new buildings. In addition, we own more than 731 acres of land that is available at our data center properties that provides us with the opportunity to significantly expand our capacity to further support future demand from current and new potential customers.

        As of March 31, 2020, we operated a portfolio of 24 data centers located throughout the United States, Canada and Europe. Within the United States, our data centers are concentrated in the markets which we believe offer the highest growth opportunities. Our data centers are highly specialized, mission-critical facilities utilized by our customers to store, power and cool the server, storage, and networking equipment that support their most critical business systems and processes. We believe that our data centers are best-in-class and engineered to adhere to the highest specifications commercially available to customers, providing fully redundant, high-density power and cooling sufficient to meet the needs of the largest companies and organizations in the world. We have demonstrated a strong operating track record of "five-nines" (99.999%) reliability since QTS' inception.

        QTS is a Maryland corporation formed on May 17, 2013 and is the sole general partner and majority owner of QualityTech, LP, our Operating Partnership. Substantially all of our assets are held by, and our operations are conducted through, our Operating Partnership. QTS' common stock trades on the NYSE under the ticker symbol "QTS."

        Our Operating Partnership is a Delaware limited partnership formed on August 5, 2009 and was QTS' historical predecessor prior to QTS' initial public offering on October 15, 2013 (the "IPO"), having operated our company's business until the IPO. As of March 31, 2020, QTS owned an approximate 90.1% ownership interest in our Operating Partnership.

        We believe that QTS has operated and has been organized in conformity with the requirements for qualification and taxation as a REIT commencing with its taxable year ended December 31, 2013. Our qualification as a REIT, and maintenance of such qualification, depends upon our ability to meet, on a continuing basis, various complex requirements under the Internal Revenue Code of 1986, as amended (the "Code"), relating to, among other things, the sources of our gross income, the composition and values of our assets, our distributions to our stockholders and the concentration of ownership of our equity shares.

        Our principal executive office is located at 12851 Foster Street, Overland Park, Kansas 66213. Our telephone number is (913) 814-9988. Our web address is www.qtsdatacenters.com. The information on or accessible through our website does not constitute a part of this prospectus supplement or any other applicable document.

 The Offering

        The following is a brief summary of certain terms of this offering. For a more complete description of our common stock, see "Description of Common Stock" in the accompanying prospectus.

Issuer	QTS Realty Trust, Inc., a Maryland corporation
Shares of common stock offered from time to time by us
Shares of our common stock having an aggregate gross sales price of up to $500,000,000. The shares of our common stock offered pursuant to this prospectus supplement and the accompanying prospectus include newly issued shares that may be offered and sold by us to or through the Managers, acting as our sales agents or as principal, and borrowed shares of our common stock that may be offered and sold by the Forward Sellers.
Use of Proceeds
We intend to contribute to our Operating Partnership the net proceeds from this offering, including from the settlement of any forward sale agreements, in exchange for units of limited partnership of our Operating Partnership ("OP units"). Our Operating Partnership intends to use such net proceeds for general business purposes, which may include the repayment of amounts outstanding under our unsecured revolving credit facility, the acquisition of additional properties, capital expenditures, including the development of properties in our portfolio, working capital, the payment of dividends and other general corporate purposes. As of March 31, 2020 and May 6, 2020, we had approximately $529.1 million and $473.5 million, respectively, outstanding under our unsecured revolving credit facility. Our unsecured revolving credit facility matures on December 17, 2023.

We will not initially receive any proceeds from any sales of our common stock by a Forward Seller in connection with a forward sale agreement. For additional information, see "Plan of Distribution—Sales By Forward Sellers."

Affiliates of certain of the Managers, the Forward Sellers and the Forward Purchasers are lenders under our unsecured revolving credit facility. As described above, our Operating Partnership may use a portion of the net proceeds we contribute to it from this offering to repay the borrowings outstanding from time to time under our unsecured revolving credit facility. As a result, such affiliates will receive their proportionate share of any amount of our unsecured revolving credit facility that is repaid with the net proceeds we receive.

In addition, if we enter into a forward sale agreement with any Forward Purchaser, the relevant Forward Seller will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable laws and regulations, to sell shares of our common stock borrowed from third parties to hedge such Forward Purchaser's exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares of common stock will be paid to the applicable Forward Seller (or one or more of its affiliates). Such entity will be either a Manager or an affiliate of a Manager. As a result, a Manager or one of its affiliates will receive the net proceeds from any sale of borrowed shares of common stock made in connection with any forward sale agreement. See "Plan of Distribution—Other Relationships" in this prospectus supplement.
Accounting treatment of any forward sales
In the event that we enter into any forward sale agreements, before the issuance of shares of our common stock, if any, upon settlement of such forward sale agreement, we expect that the shares issuable upon settlement of such forward sale agreement will be reflected in our diluted earnings per share as participating securities in accordance with the two class method and ASC 260—Earnings per Share. Under this method, the agreed forward sale price reduction amounts related to dividends set forth in such forward sale agreement will be removed from earnings available to common stockholders (although such shares will not be treated as outstanding shares). Consequently, we anticipate there could be a dilutive effect on our earnings per share prior to settlement of such forward sale agreement because of such agreed forward sale price reductions.
Restrictions on Ownership and Transfer
Our charter contains restrictions on ownership and transfer of our common stock intended to assist us in maintaining our status as a REIT for federal and/or state income tax purposes. For example, our charter generally restricts any person from actually or constructively owning more than 7.5% of the aggregate of the outstanding shares of our common stock by value or by number of shares, whichever is more restrictive, except for certain designated investment entities that may own up to 9.8% of the aggregate of the outstanding shares of our common stock, subject to certain conditions. See "Restrictions on Ownership and Transfer" in the accompanying prospectus.

Risk Factors	Investing in our common stock involves a high degree of risk and the purchasers of our common stock may lose their entire investment. See "Risk Factors" and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors that you should consider before making a decision to invest in our common stock.
NYSE symbol	QTS

RISK FACTORS

        Investing in our common stock involves risks. In addition to other information included in or incorporated by reference into this prospectus supplement, you should carefully consider the following risks and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as well as other information and data set forth in this prospectus supplement and the accompanying prospectus and the documents we incorporate by reference herein and therein before making an investment decision with respect to our common stock. The occurrence of any of the following risks could materially and adversely affect our business, prospects, financial condition, liquidity and results of operations and our ability to make cash distributions to our stockholders, which could cause you to lose all or a part of your investment in our common stock. Some statements in this prospectus supplement and the accompanying prospectus and the documents we incorporate by reference herein and therein, including statements in the following risk factors, constitute forward-looking statements. See "Forward-Looking Statements."

Risks Related to this Offering

The trading volume and market price of our common stock may be volatile and could decline significantly following this offering.

        The market price of our common stock may be volatile. The stock markets, including the NYSE, on which our common stock is listed, have experienced significant price and volume fluctuations, including related to COVID-19. As a result, the market price of our common stock is likely to be similarly volatile, and could decline significantly, unrelated to our operating performance or prospects. If the per share trading price of our common stock declines significantly, you may be unable to resell your shares at or above the purchase price. The market price of our common stock could be subject to wide fluctuations in response to a number of factors, including those listed in this "Risk Factors" section of this prospectus supplement and others such as:

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  our operating performance and prospects and those of other similar companies;

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  actual or anticipated variations in our financial condition, liquidity, results of operations, funds from operations, net operating income, earnings before interest, taxes, depreciation and amortization, monthly recurring revenue and the amount of distributions, if any, paid to our stockholders;

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  changes in our estimates or those of securities analysts relating to our earnings or other operating metrics;

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  publication of research reports about us, our significant customers, our competition, data center companies generally, the real estate industry or the technology industry;

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  additions or departures of key personnel;

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  the passage of legislation or other regulatory developments that adversely affect us or our industry;

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  changes in market valuations of similar companies;

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  adverse market reaction to leverage we may incur or equity we may issue in the future;

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  actions by institutional or activist stockholders;

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  actual or perceived accounting issues, including changes in accounting principles;

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  compliance with NYSE requirements;

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  our qualification as a REIT;

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  terrorist acts;

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  general real estate risks, including delays, cost overruns or other issues in our development activities;

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  the COVID-19 pandemic, future outbreaks of highly infectious or contagious diseases or other public health crises, including the duration and scope of the COVID-19 pandemic, new information that may emerge concerning the severity of COVID-19, the response of the overall economy and financial markets and the actions taken to contain COVID-19 or treat its impact;

  •
  speculation in the press or investment community;

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  the realization of any of the other risk factors presented in our Annual Report on Form 10-K for the year ended December 31, 2019 or in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020;

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  adverse developments in the creditworthiness, business or prospects of one or more of our significant customers; and

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  general market, economic and political conditions.

        In the past, securities class action litigation has often been instituted against companies following periods of volatility in the market price of their common stock. This type of litigation, if brought against us, could result in substantial costs and divert our management's attention and resources, which could have a material adverse effect on us.

Affiliates of certain of the Managers may receive benefits in connection with this offering.

        Affiliates of certain of the Managers, the Forward Sellers and the Forward Purchasers are lenders under our unsecured revolving credit facility. To the extent that we use a portion of the net proceeds of this offering, including from the settlement of any forward sale agreement, to repay borrowings outstanding under our unsecured revolving credit facility, such affiliates will receive their proportionate share of any amount of our unsecured revolving credit facility that is repaid with the net proceeds of this offering.

        In addition, if we enter into a forward sale agreement with any Forward Purchaser, the relevant Forward Seller will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable laws and regulations, to sell shares of our common stock borrowed from third parties to hedge such Forward Purchaser's exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares of common stock will be paid to the applicable Forward Seller (or one or more of its affiliates). Such entity will be either a Manager or an affiliate of a Manager. As a result, a Manager or one of its affiliates will receive the net proceeds from any sale of borrowed shares of common stock made in connection with any forward sale agreement.

        These transactions create potential conflicts of interest because these Managers, Forward Sellers and Forward Purchasers have an interest in the successful completion of this offering beyond the sales commissions they will receive. The interest may influence the decision regarding the terms and circumstances under which this offering is completed.

You may experience significant dilution as a result of this offering, which may adversely affect the per share trading price of our common stock.

        This offering may have a dilutive effect on our earnings per share and funds from operations per share after giving effect to the issuance of our common stock in this offering and the receipt of the expected net proceeds or upon execution of a forward sale agreement. The actual amount of dilution from this offering will be based on numerous factors, particularly the timing of the use of proceeds and the return generated by such investment, and whether we elect to settle any forward sale agreement through full physical settlement, net share settlement or cash settlement, and cannot be determined at this time. The per share trading price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market pursuant to this offering, or otherwise, or as a result of the perception or expectation that such sales could occur.

        For a discussion of potential dilution resulting from the forward sale agreements, see "—Risks Related to Forward Sale Agreements—Settlement provisions contained in any forward sale agreement subject us to certain risks" and "Plan of Distribution—Sales by Forward Sellers" below.

Risks Related to Forward Sale Agreements

Settlement provisions contained in any forward sale agreement subject us to certain risks.

        Each Forward Purchaser will have the right to accelerate its forward sale agreement (with respect to all or any portion of the transaction under such forward sale agreement that the Forward Purchaser determines is affected by an event described below) and require us to settle on a date specified by the Forward Purchaser if:

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  the Forward Purchaser is unable, after using commercially reasonable efforts, to, or would incur a materially increased cost to, establish, maintain or unwind its hedge position with respect to the relevant forward sale agreement, and we do not elect to pay an adjustment amount or amend the relevant forward sale agreement accordingly;

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  the Forward Purchaser is unable, after using commercially reasonable efforts, to continue to borrow a number of shares of our common stock equal to the number of shares of our common stock underlying the relevant forward sale agreement or that, with respect to borrowing such number of shares of our common stock, it would incur a rate of borrowing that is greater than the borrow cost specified in the relevant forward sale agreement, subject to certain exceptions in the case of such a rate of borrowing that is greater than such specified borrow cost, and we do not elect to pay an adjustment amount or amend the relevant forward sale agreement accordingly;

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  certain ownership thresholds applicable to the Forward Purchaser and its affiliates are exceeded;

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  we declare a dividend or distribution on shares of our common stock with a cash value in excess of a specified amount, or with an ex-dividend date that occurs earlier than a specified date, or we declare certain non-cash dividends;

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  there occurs an announcement of an event or transaction that, if consummated, would result in a merger event, tender offer, nationalization, delisting or change in law; or

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  certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into the relevant forward sale agreement or a market disruption event during a specified period that lasts for at least eight scheduled trading days.

        Any Forward Purchaser's decision to exercise its right to accelerate the settlement of the relevant forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions or, if we so elect and the relevant Forward Purchaser so permits our election in its good faith and in its reasonable discretion, net share settlement provisions of the relevant forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share, return on investment and dividends per share in the event that such net share settlement requires issuance and delivery of shares of our common stock.

        We expect that any forward sale agreement will be physically settled by delivery of shares of our common stock, unless we elect to cash settle or net share settle the forward sale agreement, subject to the satisfaction of certain conditions. Upon physical settlement or, if we so elect, net share settlement of any forward sale agreement, delivery of shares of our common stock in connection with such physical settlement or, to the extent we are obligated to deliver shares of our common stock, net share settlement will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying any forward sale agreement, we expect the applicable Forward Purchaser (or an affiliate thereof) to purchase a number of shares of our common stock in secondary market transactions over an unwind period necessary to satisfy its or its affiliate's obligation to return the shares of our common stock borrowed from third parties in connection with sales of shares of our common stock under this prospectus supplement (adjusted, in the case of net share settlement, by any shares deliverable by us under the applicable forward sale agreement).

        In addition, the purchase of shares of our common stock in connection with any Forward Purchaser or its affiliate unwinding its hedge positions could cause the price of shares of our common stock to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to such Forward Purchaser (or decreasing the amount of cash such Forward Purchaser would owe us) upon a cash settlement of the applicable forward sale agreement or the number of shares of our common stock we would deliver to such Forward Purchaser (or decreasing the number of shares of our common stock such Forward Purchaser would deliver to us) upon net share settlement of such forward sale agreement.

        The forward sale price we expect to receive upon physical settlement of any forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread to be mutually agreed by us and the applicable Forward Purchaser, and will be decreased on certain dates based on amounts related to expected dividends on shares of our common stock during the term of such forward sale agreement. If the specified daily rate is less than the spread under such forward sale agreement on any day, the interest rate factor will result in a daily reduction of the applicable forward sale price. If the market value of shares of our common stock during the relevant valuation period under any forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the relevant Forward Purchaser an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to the relevant Forward Purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash or stock payment. See "Plan of Distribution—Sales By Forward Sellers" for information on the forward sale agreements.

In case of our bankruptcy or insolvency, any forward sale agreement will automatically terminate, and we would not receive the expected proceeds from any forward sale of our common stock.

        If we file for or a regulatory authority with jurisdiction over us institutes, or we consent to a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, and we consent to such a petition, any forward sale agreement that is then in effect will automatically terminate. If any such forward sale agreement so terminates, we would not be obligated to deliver to the relevant Forward Purchaser any shares of our common stock not previously delivered, and such Forward Purchaser would be discharged from its obligation to pay the relevant forward sale price per share in respect of any shares of our common stock not previously settled under the applicable forward sale agreement. Therefore, to the extent that there are any shares of our common stock with respect to which any forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those shares of our common stock.

The U.S. federal income tax treatment of the cash that we might receive from the cash settlement of a forward sale agreement is unclear and could jeopardize our ability to meet the REIT qualification requirements.

        In the event that we elect to settle any forward sale agreement for cash and the settlement price is below the applicable forward sale price, we would be entitled to receive a cash payment from the relevant Forward Purchaser. Under Section 1032 of the Code, generally, no gains and losses are recognized by a corporation in dealing in its own shares, including pursuant to a "securities futures contract," as defined in the Code by reference to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Although we believe that any amount received by us in exchange for our stock would qualify for the exemption under Section 1032 of the Code, because it is not entirely clear whether a forward sale agreement qualifies as a "securities futures contract," the U.S. federal income tax treatment of any cash settlement payment we receive is uncertain. In the event that we recognize a significant gain from the cash settlement of a forward sale agreement, we might not be able to satisfy the gross income requirements applicable to REITs under the Code. In that case, we may be able to rely upon the relief provisions under the Code in order to avoid the loss of our REIT status. Even if the relief provisions apply, we will be subject to a 100% tax on the greater of (i) the excess of 75% of our gross income (excluding gross income from prohibited transactions) over the amount of such income attributable to sources that qualify under the 75% test or (ii) the excess of 95% of our gross income (excluding gross income from prohibited transactions) over the amount of such gross income attributable to sources that qualify under the 95% test, multiplied in either case by a fraction intended to reflect our profitability. In the event that these relief provisions were not available, we could lose our REIT status under the Code.

We have in the past entered into forward sale transactions, and we may in the future enter into forward sale transactions that are not part of the offering contemplated by this prospectus supplement and the accompanying prospectus, all of which subject us to risks similar to those described above.

        We have in the past entered into forward sale transactions and may in the future enter into forward sale transactions in connection with public offerings or other transactions other than the offering contemplated by this prospectus supplement and the accompanying prospectus. The non-settled forward sale transactions that we entered into in the past, to the extent not fully settled, subject us to risks that are substantially similar to the risks described above and due to their not being fully settled could subject us to incremental risks with respect to the forward sale transactions entered into with respect to this offering had these past forward sale transactions been fully settled. Likewise, if in the future we enter into any forward sale transactions that are not entered into in connection with the offering contemplated by this prospectus supplement and the accompanying prospectus, those forward sale transactions also may subject us to risks that are substantially similar to the risks described above.

USE OF PROCEEDS

        The shares of our common stock offered pursuant to this prospectus supplement and the accompanying prospectus include newly issued shares that may be offered and sold by us to or through the Managers, acting as our sales agents or as principals, and borrowed shares of our common stock that may be offered and sold by the Forward Sellers. We intend to contribute the net proceeds from any sales of shares of our common stock to or through the Managers and the net cash proceeds from the settlement of any forward sale agreements to our Operating Partnership in exchange for an equivalent number of newly issued OP units in accordance with the partnership agreement of our Operating Partnership. Our Operating Partnership intends to use such net proceeds for general business purposes, which may include the repayment of amounts outstanding under our unsecured revolving credit facility, the acquisition of additional properties, capital expenditures, including the development of properties in our portfolio, working capital, the payment of dividends and other general corporate purposes.

        We will not initially receive any proceeds from any sales of our common stock by a Forward Seller in connection with a forward sale agreement. We currently expect to fully physically settle each particular forward sale agreement, in which case we expect to receive aggregate net cash proceeds at settlement in an amount equal to the number of shares underlying the particular forward sale agreement multiplied by the relevant forward sale price, subject to the price adjustment and other provisions of the forward sale agreement. If, however, we elect to cash settle or net share settle any forward sale agreement, we would expect to receive an amount of proceeds that is significantly lower than the product set forth in the preceding sentence (in the case of any cash settlement) or will not receive any proceeds (in the case of any net share settlement), and we may owe cash (in the case of any cash settlement) or shares of our common stock (in the case of any net share settlement) to the relevant Forward Purchaser.

        As of March 31, 2020 and May 6, 2020, we had approximately $529.1 million and $473.5 million, respectively, outstanding under our unsecured revolving credit facility. Our unsecured revolving credit facility matures on December 17, 2023 (which maturity may be extended for an additional one year at our option subject to certain conditions). Amounts outstanding under our unsecured revolving credit facility bear interest at a variable rate equal to, at our election, LIBOR or a base rate, plus a spread, depending upon our leverage ratio, from 1.25% to 1.85% for LIBOR loans and 0.25% to 0.85% for base rate loans. As of March 31, 2020, the weighted average interest rate for amounts outstanding under our unsecured revolving credit facility was 1.96% per annum.

        Affiliates of certain of the Managers, the Forward Sellers and the Forward Purchasers are lenders under our unsecured revolving credit facility. As described above, our Operating Partnership may use a portion of the net proceeds we contribute to it from this offering, including from the settlement of any forward sale agreements, to repay the borrowings outstanding from time to time under our unsecured revolving credit facility. As a result, such affiliates will receive their proportionate share of any amount of our unsecured revolving credit facility that is repaid with the net proceeds we receive. See "Plan of Distribution—Conflicts of Interest."

        Pending application of the cash proceeds, we will invest the net proceeds from this offering in interest-bearing accounts and short-term, interest-bearing securities, in a manner that is consistent with our intention to qualify as a REIT.

 SUPPLEMENTAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        This summary supplements and should be read together with the general discussion of the tax considerations relating to our qualification as a REIT described in Exhibit 99.1 to the Company's Current Report on Form 8-K filed with the SEC on March 2, 2020 (the "Tax 8-K") under the title "Material U.S. Federal Income Tax Considerations." To the extent any information set forth under the title "Material U.S. Federal Income Tax Considerations" in the Tax 8-K is inconsistent with this supplemental information, this supplemental information will apply and supersede the information in the Tax 8-K. This supplemental information is provided on the same basis and subject to the same qualifications as are set forth in the first paragraph under the title "Material U.S. Federal Income Tax Considerations" in the Tax 8-K as if that paragraph was set forth in this prospectus supplement.

CARES Act

        The Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act") (P.L. 116-136) that was signed into law on March 27, 2020 includes several significant tax provisions. These changes include:

  •
  the elimination of the taxable income limit for net operating losses ("NOLs") for all taxable years beginning before January 1, 2021, thereby permitting corporate taxpayers to use NOLs to fully offset taxable income (although as a REIT, QTS will continue to only be able to use NOLs against taxable income remaining after taking into account any dividends-paid deduction);

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  allowing our taxable REIT subsidiaries to carry back NOLs arising in 2018, 2019, and 2020 to the five taxable years preceding the taxable year of the loss;

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  an increase to the business interest limitation under Section 163(j) of the Code, from 30 percent to 50 percent for taxable years 2019 and 2020 and the addition of an election by taxpayers to use their 2019 adjusted taxable income as their adjusted taxable income in 2020 for purposes of applying the limitation; and

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  a "technical correction" amending Section 168(e)(3)(E) of the Code to add "qualified improvement property" to "15-year property" and assigning a class life of 20 years under Section 168(g)(3)(B) of the Code to qualified improvement property under Section 168(e)(3)(E)(vii) of the Code.

PLAN OF DISTRIBUTION

        This prospectus supplement relates to the offer and sale of shares of our common stock pursuant to an at-the-market equity program having an aggregate gross sales price of up to $500,000,000 by and through the Managers and by the Forward Sellers. These sales will be made pursuant to the terms of an equity distribution agreement we entered into with our Operating Partnership, the Managers, the Forward Sellers and the Forward Purchasers on May 11, 2020. The sales, if any, of shares of our common stock made under the equity distribution agreement may be made in negotiated transactions, including block trades, or transactions that are deemed to be "at-the-market" offerings, as defined in Rule 415 under the Securities Act, including sales made by means of ordinary brokers' transactions on the NYSE, the existing trading market for shares of our common stock, or sales made to or through a market maker at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. As an agent, none of the Managers and the Forward Sellers will engage in any transactions that stabilize the price of shares of our common stock.

        The equity distribution agreement contemplates that, in addition to the issuance and sale by us of shares of our common stock to or through the relevant Manager, we may enter into separate forward sale agreements with each of the Forward Purchasers. If we enter into a forward sale agreement with any Forward Purchaser, we expect that the Forward Purchaser or an affiliate will attempt to borrow and sell, through its affiliated Forward Seller, as applicable, shares of our common stock to hedge such Forward Purchaser's exposure under such forward sale agreement, in accordance with the mutually accepted instructions related to such forward sale agreement.

        Neither the Managers nor the Forward Sellers are required to sell any specific number or dollar amount of shares of our common stock but, subject to the terms and conditions of the equity distribution agreement, each of the Managers and the Forward Sellers has agreed to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell all of the shares of our common stock so designated by us (if acting as our sales agent) and all of the borrowed shares (if acting as agent for the relevant Forward Purchaser). The shares of our common stock offered and sold through the Managers and by the Forward Sellers pursuant to the equity distribution agreement will be offered and sold through only one Manager or by one Forward Seller on any given trading day.

        We will report at least quarterly in our periodic filings or, to the extent required by applicable law and SEC interpretations thereof, a prospectus supplement, the number of shares of our common stock sold to or through the Managers and by the Forward Sellers under the at-the-market program and the net proceeds to us in connection with such sales.

        The offering of shares of our common stock pursuant to the equity distribution agreement will terminate upon the earlier of (i) the sale of shares of our common stock subject to the equity distribution agreement (including shares sold by us to or through the Managers and borrowed shares sold by the Forward Sellers) and any terms agreement having an aggregate gross sales price of $500,000,000 and (ii) the termination of the equity distribution agreement by us, the Managers, the Forward Sellers or the Forward Purchasers as permitted therein.

        Because there is no minimum offering amount contemplated by the equity distribution agreement, commissions and net proceeds to us from the sale of shares of our common stock under this prospectus supplement and the accompanying prospectus, if any, are not determinable at this time. We estimate that the total expenses of this offering payable by us, excluding discounts and commissions under the equity distribution agreement, will be approximately $325,000. To the extent shares of our common stock with an aggregate offering price of at least $50,000,000 have not been offered and sold by the eighteen-month anniversary of the equity distribution agreement, we have agreed to reimburse the Managers, the Forward Sellers and the Forward Purchasers up to $150,000 in the aggregate for their reasonable out of pocket expenses, including the reasonable fees and disbursements of counsel retained by such parties. However, as described below under "—Sales By Forward Sellers," we will not initially receive any proceeds from any sales of our common stock by a Forward Seller in connection with a forward sale agreement.

        In connection with sales of shares of our common stock pursuant to the equity distribution agreement, each of the Managers and the Forward Sellers may be deemed to be an "underwriter" within the meaning of the Securities Act, and their compensation may be deemed to be underwriting compensation under the rules of the SEC. We have agreed to provide indemnification and contribution to the Managers, the Forward Sellers and the Forward Purchasers against certain civil liabilities, including liabilities under the Securities Act.

Sales through Managers as Sales Agents or to Managers as Principals

        We will designate the maximum amount of shares of our common stock to be sold through the Managers as agents on a daily basis or otherwise as we and the Managers agree. Subject to the terms and conditions of the equity distribution agreement, each Manager has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of the designated shares of our common stock. We may instruct the Managers not to sell shares of our common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or any applicable Manager may suspend the offering of shares of our common stock through such Manager pursuant to the equity distribution agreement by notifying the other party thereto.

        Each Manager will provide written confirmation to us as soon as is reasonably practicable following the close of the trading day on the NYSE each day on which shares of our common stock are sold through it under the equity distribution agreement. Each confirmation will include the number of shares of our common stock sold on that day, the sales prices of the shares sold and the compensation payable by us to the Manager in connection with such sales.

        We will pay each Manager a commission that will not exceed, but may be lower than, 2.0% of the gross sales price per share sold through it as our agent under the equity distribution agreement. The remaining sales proceeds, after deducting any transaction fees imposed by any governmental or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of the shares of our common stock.

        Under the terms of the equity distribution agreement, we may also sell shares of our common stock to one or more of the Managers, each as principal for its own account, at a price agreed upon at the time of sale. If we sell shares of our common stock to any Manager, as principal, we will enter into a separate terms agreement with that Manager setting forth the terms of such transaction, and we will describe any such terms agreement in a separate prospectus supplement or pricing supplement.

        Settlement for sales of shares of our common stock will occur on the second business day following the date on which any sales were made, unless some other date is agreed upon by us and the applicable Manager in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Sales By Forward Sellers

        If we enter into a forward sale agreement with any Forward Purchaser, we expect that the affiliated Forward Seller will attempt to sell shares of our common stock borrowed from third parties to hedge such Forward Purchaser's exposure under such forward sale agreement, in accordance with the mutually accepted instructions related to such forward sale agreement.

        No Forward Purchaser is obligated to enter into a forward sale agreement with us unless it and its affiliated Forward Seller agree to the terms we propose for such forward sale transaction in our instructions delivered in accordance with the equity distribution agreement. Such instructions will specify the target number and maximum aggregate offering price of shares of our common stock to be sold by such Forward Seller and will also specify that such Forward Seller shall not sell such shares of common stock if the sales cannot be effected at or above a price designated by us. We, the applicable Forward Seller or the applicable Forward Purchaser may at any time immediately suspend the offering of shares of our common stock by such Forward Seller upon proper notice to the other parties and subject to other conditions.

        In connection with any forward sale agreement, the relevant Forward Seller will, at our request, use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell a number of shares of our common stock borrowed from third parties equal to the number of shares of common stock underlying the particular forward sale agreement. We will not initially receive any proceeds from any sales of our common stock by a Forward Seller in connection with a forward sale agreement.

        Each Forward Seller will receive from us a mutually agreed commission in the form of a reduction to the initial forward sale price under the related forward sale agreement that will not exceed, but may be lower than, 2.0% of the gross sales price of the borrowed shares sold by such Forward Seller during the applicable forward hedge selling period for such shares. We sometimes refer to this commission as the "forward selling commission."

        We expect that settlement between a Forward Purchaser and the relevant Forward Seller for sales of borrowed shares of our common stock, as well as settlement between such Forward Seller and purchasers of such shares in the market, will occur on the second business day (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time) following the respective dates on which any such sales are made, or such other date as may be agreed upon by the relevant parties. There is no arrangement for funds to be received in escrow, trust or similar arrangement. The obligations of a Forward Seller and the relevant Forward Purchaser under the equity distribution agreement are subject to a number of conditions, which they may waive in their sole discretion.

        We currently expect to fully physically settle each forward sale agreement, if any, with the relevant Forward Purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement, although we will generally have the right, subject to certain exceptions, to elect cash settlement or net share settlement instead of physical settlement for any of the shares we have agreed to sell under such forward sale agreement. If we elect or are deemed to have elected to physically settle all or any portion of any forward sale agreement by delivering shares of our common stock, we will receive aggregate cash proceeds from the relevant Forward Purchaser equal to the product of (1) the then-applicable forward sale price per share under such forward sale agreement and (2) the number of shares of our common stock as to which we have elected or are deemed to have elected to physically settle, subject to the price adjustment and other provisions of such forward sale agreement. The initial forward sale price per share under each forward sale agreement will equal the product of (x) an amount equal to 100% minus the applicable forward selling commission and (y) the volume weighted average price per share at which the borrowed shares of our common stock were sold pursuant to the equity distribution agreement by the relevant Forward Seller during the applicable forward hedge selling period for such shares to hedge the relevant Forward Purchaser's exposure under such forward sale agreement. Thereafter, each forward sale agreement will provide that the forward sale price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the specified daily rate less a spread to be mutually agreed by us and the applicable Forward Purchaser, and will be decreased based on specified amounts related to expected dividends on shares of our common stock during the term of the applicable forward sale agreement. If the specified daily rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the applicable forward sale price. We will not initially receive any proceeds from any sales of our common stock by a Forward Seller in connection with a forward sale agreement.

        In the event that we enter into any forward sale agreements, before the issuance of shares of our common stock, if any, upon settlement of such forward sale agreement, we expect that the shares issuable upon settlement of such forward sale agreement will be reflected in our diluted earnings per share as participating securities in accordance with the two class method and ASC 260—Earnings per Share. Under this method, the agreed forward sale price reduction amounts related to dividends set forth in such forward sale agreement will be removed from earnings available to common stockholders (although such shares will not be treated as outstanding shares). Consequently, we anticipate there could be a dilutive effect on our earnings per share prior to settlement of such forward sale agreement because of such agreed forward sale price reductions.

        Except under the circumstances described below and set forth in any forward sale agreement, we have the right to elect physical, cash or net share settlement under any forward sale agreement. Although we expect to settle any forward sale agreement entirely by delivering shares of our common stock in connection with full physical settlement, we may, subject to certain conditions, elect cash settlement or net share settlement for all or a portion of our obligations if we conclude it is in our interest to cash settle or net share settle. For example, we may conclude it is in our interest to cash settle or net share settle if we have no then-current use for all or a portion of the proceeds we would receive upon physical settlement. In addition, subject to certain conditions, we may elect to accelerate the settlement of all or a portion of the number of shares of our common stock underlying any forward sale agreement.

        In the event we elect to cash settle or net share settle, the settlement amount will be generally related to (1) (a) the weighted average of the prices at which the Forward Purchaser or its affiliate purchases shares of our common stock during the valuation period in connection with unwinding its hedge position under the applicable forward sale agreement minus (b) the applicable forward sale price; multiplied by (2) the number of shares of our common stock underlying the relevant forward sale agreement subject to such cash settlement or net share settlement. If this settlement amount is a negative number, the relevant Forward Purchaser will pay us the absolute value of that amount or deliver to us a number of shares of our common stock having a value equal to the absolute value of such amount. If this settlement amount is a positive number, we will pay the relevant Forward Purchaser that amount or deliver to such Forward Purchaser a number of shares of our common stock having a value equal to such amount. In connection with any cash settlement or net share settlement, we would expect the relevant Forward Purchaser or its affiliate to purchase shares of our common stock in secondary market transactions for delivery to third-party stock lenders in order to close out its, or its affiliate's, hedge position in respect of the applicable forward sale agreement (adjusted, in the case of net share settlement, by any shares deliverable by us under the relevant forward sale agreement). The purchase of shares of our common stock in connection with a Forward Purchaser or its affiliate unwinding its hedge positions could cause the price of shares of our common stock to increase over time (or prevent a decrease over time), thereby increasing the amount of cash we owe to such Forward Purchaser (or decreasing the amount of cash such Forward Purchaser owes us) upon cash settlement or increasing the number of shares of our common stock we are obligated to deliver to such Forward Purchaser (or decreasing the number of shares of our common stock such Forward Purchaser is obligated to deliver to us) upon net share settlement. Any such change could be significant and could result in our receipt of a significant amount of cash or number of shares of our common stock from such Forward Purchaser or require us to pay a significant amount of cash or deliver a significant number of shares of our common stock to such Forward Purchaser. See "Risk Factors—Risks Related to Forward Sale Agreements."

        Each Forward Purchaser will have the right to accelerate its forward sale agreement (with respect to all or any portion of the transaction under such forward sale agreement that the Forward Purchaser determines is affected by an event described below) and require us to settle on a date specified by the Forward Purchaser if:

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  the Forward Purchaser is unable, after using commercially reasonable efforts, to, or would incur a materially increased cost to, establish, maintain or unwind its hedge position with respect to the relevant forward sale agreement, and we do not elect to pay an adjustment amount or amend the relevant forward sale agreement accordingly;

  •
  the Forward Purchaser is unable, after using commercially reasonable efforts, to continue to borrow a number of shares of our common stock equal to the number of shares of our common stock underlying the relevant forward sale agreement or that, with respect to borrowing such number of shares of our common stock, it would incur a rate of borrowing that is greater than the borrow cost specified in the relevant forward sale agreement, subject to certain exceptions in the case of such a rate of borrowing that is greater than such specified borrow cost, and we do not elect to pay an adjustment amount or amend the relevant forward sale agreement accordingly;

  •
  certain ownership thresholds applicable to the Forward Purchaser and its affiliates are exceeded;

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  we declare a dividend or distribution on shares of our common stock with a cash value in excess of a specified amount, or with an ex-dividend date that occurs earlier than a specified date, or we declare certain non-cash dividends;

  •
  there occurs an announcement of an event or transaction that, if consummated, would result in a merger event, tender offer, nationalization, delisting or change in law; or

  •
  certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into the relevant forward sale agreement or a market disruption event during a specified period that lasts for at least eight scheduled trading days.

        Any Forward Purchaser's decision to exercise its right to accelerate the settlement of the relevant forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions or, if we so elect and the relevant Forward Purchaser so permits our election in its good faith and in its reasonable discretion, net share settlement provisions of the relevant forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share, return on investment and dividends per share in the event that such net share settlement requires issuance and delivery of shares of our common stock. In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us or the Forward Purchaser, any forward sale agreement will terminate without further liability of any party. Following any such termination in the event of a bankruptcy, insolvency or reorganization relating to us, we would not issue any shares of our common stock and we would not receive any proceeds pursuant to any forward sale agreement. See "Risk Factors—Risks Related to Forward Sale Agreements."

Conflicts of Interest

        Affiliates of certain of the Managers, the Forward Sellers and the Forward Purchasers are lenders under our unsecured revolving credit facility. Because we may use the net proceeds received by us from this offering to repay amounts outstanding under our unsecured revolving credit facility, these lenders may receive their proportionate shares of any amount of our unsecured revolving credit facility that is repaid with the net proceeds received by us from this offering. The repayments of amounts outstanding under our unsecured revolving credit facility will not affect the commitments of those affiliates of the

Managers, the Forward Sellers or the Forward Purchasers to fund future amounts thereunder in accordance with the terms of the facility. In addition, Stifel, Nicolaus & Company, Incorporated may pay an unaffiliated lender under our existing unsecured revolving credit facility, or its affiliate, a fee in connection with sales of common stock in this offering.

        If we enter into a forward sale agreement with any Forward Purchaser, we expect that the affiliated Forward Seller will attempt to sell borrowed shares of our common stock to hedge such Forward Purchaser's exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares of common stock will be paid to the applicable Forward Seller (or one or more of its affiliates). Such entity will be either a Manager or an affiliate of a Manager. As a result, a Manager or one of its affiliates will receive the net proceeds from any sale of borrowed shares of common stock made in connection with any forward sale agreement.

Other Relationships

        Some of the Managers, the Forward Sellers, the Forward Purchasers and their respective affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

        In addition, in the ordinary course of their various business activities, the Managers, the Forward Sellers, the Forward Purchasers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investments and securities activities may involve securities and/or instruments issued by us and our affiliates. The Managers, the Forward Sellers, the Forward Purchasers and their respective affiliates also may communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

        Other than in the United States, no action has been taken by us, the Managers, the Forward Sellers or the Forward Purchasers that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

        The validity of the shares of our common stock offered by this prospectus supplement and the accompanying prospectus and certain federal income tax matters will be passed upon for us by Hogan Lovells US LLP. Sidley Austin LLP has acted as counsel to the Managers, the Forward Sellers and the Forward Purchasers.

EXPERTS

        The consolidated financial statements of QTS Realty Trust, Inc. as of December 31, 2019 and for the year ended December 31, 2019, appearing in QTS Realty Trust, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2019 (including the financial statement schedules appearing therein), and the effectiveness of QTS Realty Trust, Inc.'s internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

        SEC rules allow us to incorporate information into this prospectus supplement and the accompanying prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with the SEC after the date of this prospectus supplement. This prospectus supplement incorporates by reference the documents set forth below that have been previously filed with the SEC:

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  our Annual Report on Form 10-K for the year ended December 31, 2019;

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  the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 20, 2020 incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2019;

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  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020;

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  our Current Reports on Form 8-K filed on March 2, 2020, March 30, 2020 (with respect to Item 8.01 only) and May 8, 2020; and

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  the description of our common stock included in our Registration Statement on Form 8-A, filed on October 1, 2013, and all reports filed for the purpose of updating that description.

        We also incorporate by reference into this prospectus supplement and the accompanying prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the completion of any individual sale of common stock hereunder. We are not, however, incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K. These documents may include, among others, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

        We make our SEC filings available free of charge at the "Investors Relations" section of our website at investors.qtsdatacenters.com as soon as reasonably practicable after such materials are filed with or furnished to the SEC. Information contained on our website is not incorporated by reference into this prospectus supplement, and you should not consider information contained on our website to be part of this prospectus supplement. Our SEC filings are also available to the public at the SEC's Internet site at http://www.sec.gov. Our reference to the SEC's Internet site is intended to be an inactive textual reference only. We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus supplement and the accompanying prospectus, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A written or telephone request should be made to:

QTS Realty Trust, Inc.
12851 Foster Street
Overland Park, KS 66213
(913) 814-9988
Attn: Investor Relations

PROSPECTUS

QTS REALTY TRUST, INC.

Class A Common Stock, Preferred Stock, Depositary Shares, Warrants, Rights

        We may offer, from time to time, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

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  Shares of our Class A common stock, par value $0.01 per share;

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  Shares of our preferred stock, par value $0.01 per share;

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  Depositary shares representing our preferred stock;

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  Warrants to purchase our Class A common stock, preferred stock or depositary shares representing preferred stock; and

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  Rights to purchase our common stock.

        We refer to our Class A common stock, preferred stock, depositary shares, warrants, and rights collectively as the "securities." This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The prices and terms of any securities to be offered, the net proceeds that we expect to receive from the sale of such securities and the specific manner in which such securities may be offered will be set forth in one or more supplements to this prospectus.

        We will deliver this prospectus together with a prospectus supplement setting forth the specific terms of the securities we are offering. The applicable prospectus supplement also will contain information, where applicable, about U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement.

        We may offer the securities directly to investors, through agents designated from time to time by them or us, or to or through underwriters or dealers. If any agents, underwriters, or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. In addition, selling stockholders may use this prospectus in connection with resales of our Class A common stock. For more detailed information, see "Plan of Distribution" beginning on page 51. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

        Our Class A common stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "QTS." On April 16, 2019, the last reported sale price of our Class A common stock on the NYSE was $46.02 per share. Our principal executive offices are located at 12851 Foster Street, Overland Park, KS 66213 and our telephone number is (913) 814-9988.

        You should carefully read this entire prospectus, any prospectus supplement and the documents that are incorporated by reference herein and therein before you invest in our securities.

        Investing in our securities involves risks. You should carefully consider the risks described under "Risk Factors" on page 5 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and any prospectus supplement, before making a decision to invest in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated April 17, 2019.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus, in one or more offerings. This prospectus provides you with a general description of the securities we may offer and is not meant to provide a complete description of each security. As a result, each time we offer securities, we will provide a prospectus supplement that contains specific information about the terms of those securities, which we will attach to this prospectus. The prospectus supplement also may add, update or change information contained in this prospectus.

        You should rely only on the information contained in this prospectus and any applicable prospectus supplement. To the extent there are any inconsistencies between the information in this prospectus and any prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should rely only on the information provided or information to which we have referred you, including any information incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should assume that the information appearing in this prospectus, any free writing prospectus and any applicable prospectus supplement prepared by us or the other documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates that are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

        You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in the prospectus and any applicable prospectus supplement, which we have referred you to in "Incorporation of Certain Information by Reference" below, before making an investment decision. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Statements contained or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement as to the content of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to a document incorporated or deemed to be incorporated by reference in this prospectus or such prospectus supplement, each such statement being qualified in all respects by such reference. Any information in such subsequent filings and any applicable prospectus supplement that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

        Unless the context requires otherwise, references in this prospectus to "QTS", "we," "our," "us" and "our company" refer to QTS Realty Trust, Inc., a Maryland corporation, together with its consolidated subsidiaries, including QualityTech, LP, a Delaware limited partnership, which we refer to as the "Operating Partnership."

 FORWARD-LOOKING STATEMENTS

        Some of the statements contained in, or incorporated by reference into, this prospectus constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In particular, statements pertaining to our capital resources, portfolio performance, results of operations, anticipated growth in our funds from operations and anticipated market conditions contain forward-looking statements. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You also can identify forward-looking statements by discussions of strategy, plans or intentions.

        The forward-looking statements contained in, or incorporated by reference into, this prospectus reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

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  adverse economic or real estate developments in our markets or the technology industry;

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  obsolescence or reduction in marketability of our infrastructure due to changing industry demands;

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  global, national and local economic conditions;

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  risks related to our international operations;

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  difficulties in identifying properties to acquire and completing acquisitions;

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  our failure to successfully develop, redevelop and operate acquired properties or lines of business;

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  significant increases in construction and development costs;

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  the increasingly competitive environment in which we operate;

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  defaults on, or termination or non-renewal of, leases by customers;

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  decreased rental rates or increased vacancy rates;

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  increased interest rates and operating costs, including increased energy costs;

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  financing risks, including our failure to obtain necessary outside financing;

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  dependence on third parties to provide Internet, telecommunications and network connectivity to our data centers;

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  our failure to qualify and maintain QTS' qualification as a real estate investment trust ("REIT");

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  environmental uncertainties and risks related to natural disasters;

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  financial market fluctuations;

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  changes in real estate and zoning laws, revaluations for tax purposes and increases in real property tax rates; and

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  limitations inherent in our current and any future joint venture investments, such as lack of sole-decision making authority and reliance on our partners' financial condition.

        While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see the section of this prospectus entitled "Risk Factors" and the risk factors incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2018, as updated by our subsequent filings.

 OUR COMPANY

        We are a leading provider of data center solutions to the world's largest and most sophisticated hyperscale technology companies, enterprises and government agencies. Through our technology-enabled platform, delivered across mega scale data center infrastructure, we offer a comprehensive portfolio of secure and compliant information technology ("IT") solutions. Our data centers are facilities that power and support our customers' IT infrastructure equipment and provide seamless access and connectivity to a range of communications and IT services providers. Across our broad footprint of strategically-located data centers, we provide flexible, scalable, and secure IT solutions including data center space, power and cooling, connectivity and value-add managed services for more than 1,100 customers in the financial services, healthcare, retail, government, and technology industries. We build out our data center facilities to accommodate both multi-tenant environments (hybrid colocation) and for executed leases that require significant amounts of space and power (hyperscale), depending on the needs of each facility at that time. We believe that we own and operate one of the largest portfolios of multi-tenant data centers in the United States, as measured by gross square footage, and have the capacity to nearly double our sellable data center raised floor space without constructing or acquiring any new buildings. In addition, we own more than 650 acres of land that is available at our data center properties that provides us with the opportunity to significantly expand our capacity to further support future demand from current and new potential customers.

        We operate a portfolio of 24 data centers located throughout the United States, Canada, Europe and Asia. Within the United States, our data centers are concentrated in the markets which we believe offer the highest growth opportunities. Our data centers are highly specialized, mission-critical facilities utilized by our customers to store, power and cool the server, storage, and networking equipment that support their most critical business systems and processes. We believe that our data centers are best-in-class and engineered to adhere to the highest specifications commercially available to customers, providing fully redundant, high-density power and cooling sufficient to meet the needs of the largest companies and organizations in the world. We have demonstrated a strong operating track record of "five-nines" (99.999%) reliability since QTS' inception.

        QTS is a Maryland corporation formed on May 17, 2013 and is the sole general partner and majority owner of QualityTech, LP, our Operating Partnership. Substantially all of our assets are held by, and our operations are conducted through, the Operating Partnership. QTS' Class A common stock trades on the New York Stock Exchange under the ticker symbol "QTS."

        The Operating Partnership is a Delaware limited partnership formed on August 5, 2009 and was QTS' historical predecessor prior to QTS's initial public offering on October 15, 2013 (the "IPO"), having operated the Company's business until the IPO. As of December 31, 2018, QTS owned an approximate 88.5% ownership interest in the Operating Partnership.

        We believe that QTS has operated and has been organized in conformity with the requirements for qualification and taxation as a REIT commencing with its taxable year ended December 31, 2013. Our qualification as a REIT, and maintenance of such qualification, depends upon our ability to meet, on a continuing basis, various complex requirements under the Internal Revenue Code of 1986, as amended (the "Code"), relating to, among other things, the sources of our gross income, the composition and values of our assets, our distributions to our stockholders and the concentration of ownership of our equity shares.

        Our principal executive office is located at 12851 Foster Street, Overland Park, Kansas 66213. Our telephone number is (913) 814-9988. Our web address is www.qtsdatacenters.com. The information on or accessible through our website does not constitute a part of this prospectus or any applicable prospectus supplement.

 RISK FACTORS

        Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2018, which are incorporated by reference herein, together with all other information contained in or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of such securities. The occurrence of any of the events described could materially and adversely affect our business, prospects, financial condition, liquidity, funds from operations and results of operations and our ability to service our debt and make cash distributions to our stockholders, which could cause you to lose all or a part of your investment in our securities. Some statements in this prospectus constitute forward-looking statements. Please refer to the section entitled "Forward-Looking Statements."

USE OF PROCEEDS

        Unless otherwise described in the applicable prospectus supplement to this prospectus used to offer specific securities, we intend to contribute the net proceeds from any sale of the securities by us pursuant to this prospectus to the Operating Partnership in exchange for operating partnership units. The Operating Partnership will use the net proceeds from the sale of securities by us under this prospectus for general corporate purposes, which may include the repayment of outstanding indebtedness, the acquisition of additional properties, capital expenditures, the development or redevelopment of properties in our portfolio, working capital and other general purposes.

        Pending application of cash proceeds, we will invest the net proceeds in interest-bearing accounts and short-term, interest-bearing securities that are consistent with our intention to continue to qualify as a REIT for federal income tax purposes.

 DESCRIPTION OF CAPITAL STOCK

        Our articles of amendment and restatement ("our charter") provides that we may issue up to 450,000,000 shares of Class A common stock, $0.01 par value per share ("Class A common stock"), up to 133,000 shares of Class B common stock, $0.01 par value per share ("Class B common stock," and together with our Class A common stock, the "common stock"), and 49,867,000 shares of preferred stock, $0.01 par value per share. Our charter authorizes our board of directors to amend our charter to increase or decrease the 500,000,000 aggregate number of authorized shares of common stock or preferred stock or the number of shares of stock of any class or series without stockholder approval; except that our board of directors may not increase the number of shares of Class B common stock that we have authority to issue or reclassify any shares of our capital stock as Class B common stock without stockholder approval.

        As of April 15, 2019, 55,261,807 shares of Class A common stock, 128,408 shares of Class B common stock, 4,280,000 shares of our 7.125% Series A Cumulative Redeemable Perpetual Preferred Stock ("Series A Preferred Stock") and 3,162,500 shares of our 6.50% Series B Cumulative Convertible Perpetual Preferred Stock ("Series B Convertible Preferred Stock") were outstanding.

        Under Maryland law, stockholders generally are not personally liable for our debts or obligations solely as a result of their status as stockholders.

DESCRIPTION OF COMMON STOCK

Authorization and Issuance

        All shares of Class A common stock offered by this prospectus will be duly authorized, validly issued, fully paid and nonassessable. No shares of Class B common stock are being offered by this prospectus.

Voting Rights

        Subject to the provisions of our charter regarding the restrictions on transfer and ownership of shares of our common stock and except as may otherwise be specified in the terms of any class or series of common stock, each outstanding share of Class A common stock entitles the holder to one vote and each outstanding share of Class B common stock entitles the holder to 50 votes on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of capital stock, the holders of shares of Class A common stock and Class B common stock vote together as a single class and possess exclusive voting power. Directors are elected by a plurality of the votes cast by stockholders and there is no cumulative voting in the election of our directors. A majority of the votes cast by stockholders is sufficient to approve any other matter, unless a different vote is required by our bylaws, rule, regulation or statute, or by our charter.

        Under the Maryland General Corporation Law (the "MGCL") a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by a majority of its board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the corporation's charter. Our charter provides that these actions may be taken if declared advisable by a majority of our board of directors and approved by the vote of stockholders holding at least a majority of the votes entitled to be cast on the matter (other than certain amendments to the provisions of our charter related to the removal of directors and the restrictions on ownership and transfer of our shares of stock, which require a vote of at least two-thirds of the votes entitled to be cast on the matter). However, Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation. In addition, because operating assets may be held by a corporation's subsidiaries, as in our situation, these subsidiaries may be able to transfer all or substantially all of such assets without a vote of our stockholders.

Dividends, Distributions, Liquidation and Other Rights

        Subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding the restrictions on transfer of shares of stock, holders of shares of common stock are entitled to receive dividends on such shares of common stock if, as and when authorized by our board of directors and declared by us out of assets legally available therefor. Such holders also are entitled to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment or establishment of reserves for all of our debts and liabilities and any shares with preferential rights thereto.

        Holders of shares of common stock have no preference, conversion (other than as described below with respect to the Class B common stock), exchange, sinking fund or redemption rights, have no preemptive rights to subscribe for any securities of our company and have no appraisal rights. Subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding the restrictions on transfer of shares of stock, shares of common stock have equal dividend, liquidation and other rights.

Power to Reclassify Our Unissued Shares of Stock

        Our charter authorizes our board of directors to classify and reclassify any unissued shares of common or preferred stock into other classes or series of shares of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series; provided that our board of directors may not increase the number of shares of Class B common stock that we have authority to issue or reclassify any shares of our capital stock as Class B common stock without stockholder approval. Pursuant to this authority, our board of directors has classified 4, 600,000 shares of Series A Preferred Stock and 3,162,500 shares of Series B Convertible Preferred Stock. In the future, our board of directors could authorize the issuance of one or more additional classes of preferred stock that have priority over the shares of common stock with respect to dividends, distributions and rights upon liquidation and with other terms and conditions that could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for holders of shares of our common stock or otherwise might be in their best interest.

Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common and Preferred Stock

        We believe that the power of our board of directors, without prior stockholder approval (subject to certain exceptions), to amend our charter to increase or decrease the number of authorized shares of stock, to issue additional authorized but unissued shares of common stock or preferred stock and to classify or reclassify unissued shares of common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for holders of our shares of stock or otherwise be in the best interest of our stockholders.

Class B Common Stock

        In connection with our IPO, we issued 133,000 shares of Class B common stock. Subject to the provisions of our charter regarding the restrictions on transfer and ownership of shares of our common stock and except as may otherwise be specified in the terms of any class or series of common stock, each outstanding share of Class B common stock entitles the holder to 50 votes on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of capital stock, the holders of shares of Class B common stock vote together as a single class with the holders of Class A common stock. Each share of Class B common stock may be converted into one share of Class A common stock by the holder at any time and is subject to automatic conversion to shares of Class A common stock upon a direct or indirect transfer of beneficial ownership of a share of Class B common stock or of common units of limited partnership of the Operating Partnership ("OP units") held by the beneficial owner of such Class B common stock. Our charter prohibits our board of directors from increasing the number of shares of Class B common stock that we have authority to issue or reclassifying any shares of our capital stock as Class B common stock without stockholder approval.

        In order to exercise the optional conversion right, the holder of Class B common stock shall deliver a written conversion notice stating the number of shares to be converted, the date on which the conversion shall occur (which date shall be a business day no less than five business days nor more than twenty business days from the date of such conversion notice) to the transfer agent for the Class B common stock, together with the certificates, if any, representing the shares of Class B common stock to be converted, duly endorsed for transfer.

Restrictions on Ownership and Transfer

        With certain exceptions, our charter generally prohibits any person (other than a person who has been granted an exemption) from beneficially or constructively owning more than 7.5% of the aggregate of the outstanding shares of our common stock by value or by number of shares, whichever is more restrictive, except for certain designated investment entities that may own up to 9.8% of the aggregate of the outstanding shares of our common stock, subject to certain conditions. Chad L. Williams, our Chairman and Chief Executive Officer, his family members and certain entities controlled by them are excepted holders under our charter, and none of them are permitted to beneficially or constructively own more than 19.8% of the aggregate of the outstanding shares of our common stock by value or by number of shares, whichever is more restrictive, after application of the relevant attribution rules. Our charter permits exemptions to be made for stockholders provided our board of directors determines such exemptions will not jeopardize our qualification as a REIT. For more information regarding these ownership restrictions and certain other restrictions intended to protect our qualification as a REIT, see "Restrictions on Ownership and Transfer."

Certain Provisions of Maryland Law and Our Charter and Bylaws

        For a description of certain provision of Maryland law and our charter and bylaws that may affect the rights and restrictions related to our Class A common stock, see "Certain Provisions of Maryland Law and Our Charter and Bylaws."

Exchange Listing

        Our Class A common stock is listed on the NYSE under the symbol "QTS."

Transfer Agent and Registrar

        The transfer agent and registrar for our shares of common stock is Computershare Trust Company, N.A.

Registration Rights

        In connection with our IPO, we entered into an amended and restated registration rights agreement with Chad L. Williams, our Chairman and Chief Executive Officer. Pursuant to the terms of the registration rights agreements, beginning 180 days after the completion of our IPO, Mr. Williams has demand rights to require us to file a new registration statement and prospectus providing for the sale by Mr. Williams of some or all of his shares of Class A Common Stock. However, the registration rights agreement permits us to satisfy this obligation by causing the requested shares to be included as part of a registration statement that we may file with (and that has been declared effective by) the SEC. Accordingly, we filed a shelf registration statement with the SEC, which the SEC declared effective on November 25, 2014, registering the sale of Mr. Williams' shares of Class A common stock.

        In addition to the foregoing, pursuant to the terms of the registration rights agreement, if we file a registration statement with respect to an offering for our own account or on behalf of a holder of our common stock, Mr. Williams will have the right, subject to certain limitations, to register such number of registrable shares held by him as Mr. Williams requests. With respect to underwritten offerings, we will not be required to include any shares of a holder in the offering unless the holder accepts the terms of the offering as agreed between us and the underwriter, and then only in such amount as the underwriter believes will not jeopardize the success of the offering.

        The registration rights agreement with Mr. Williams also provides that, subject to certain limitations, we will use commercially reasonable efforts to file, during the period beginning 15 days prior to November 1, 2014 and ending 15 days thereafter, a registration statement registering the issuance of shares of our Class A common stock to him upon redemption of his OP units and Class B common stock. We satisfied this obligation by registering the issuance of these shares pursuant to the November 2014 shelf registration statement described above.

        Pursuant to the registration rights agreements, we have agreed to indemnify Mr. Williams against specified liabilities, including certain potential liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, or to contribute to the expenses incurred or the payments such persons may be required to make in respect thereof. We have agreed to pay all of the expenses relating to the registration and any underwritten offerings of such securities, including, without limitation, all registration, listing, filing and stock exchange or Financial Industry Regulatory Authority ("FINRA") fees, all fees and expenses of complying with securities or "blue sky" laws, all printing expenses, all fees of counsel and independent public accountants retained by us and the cost of any liability insurance or other premiums for insurance obtained in connection with any shelf registration statement pursuant to the registration rights agreement. Mr. Williams will be responsible for underwriting discounts and commissions, any out-of-pocket expenses (including disbursements of his counsel, accountants and other advisors) and any transfer taxes related to the sale or disposition of the shares.

DESCRIPTION OF PREFERRED STOCK

        We are authorized to issue up to 49,867,000 shares of preferred stock, $0.01 par value per share, of which 4,600,000 shares have been designated as Series A Preferred Stock and 3,162,500 shares have been designated as Series B Convertible Preferred Stock. Our charter authorizes our board of directors to amend our charter to increase or decrease the number of authorized shares of preferred stock without prior stockholder approval. In addition, our charter permits us to reopen each respective series, without the consent of the holders of the Series A Preferred Stock or Series B Convertible Preferred Stock, as applicable, in order to issue additional shares of Series A Preferred Stock or Series B Convertible Preferred Stock, as applicable, from time to time. As of April 15, 2019, we had 4,280,000 shares of Series A Preferred Stock and 3,162,500 shares of Series B Convertible Preferred Stock issued and outstanding.

        The following descriptions set forth certain terms of our outstanding series of preferred stock and certain general terms of the shares of preferred stock to which any future prospectus supplement may relate. This description and the description contained in any accompanying prospectus supplement to which any series of preferred stock may relate are not complete and are in all respects subject to and qualified in their entirety by reference to our charter, the applicable articles supplementary that describes the terms of the related class or series of preferred stock, and our bylaws, each of which we will make available upon request. Terms defined under "—Series A Preferred Stock" and "—Series B Convertible Preferred Stock" below shall have the meanings ascribed to such terms in the applicable sections.

Series A Preferred Stock

  Ranking

        Our Series A Preferred Stock ranks senior to the Junior Stock (as defined under "—Dividends" below), including shares of our common stock, and on parity with any parity shares that we may issue in the future, with respect to payment of dividends and amounts upon liquidation, dissolution or winding up. While any shares of Series A Preferred Stock are outstanding, we may not authorize or create any class or series of capital stock that ranks senior to our Series A Preferred Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up without the consent of the holders of two-thirds of the outstanding Series A Preferred Stock voting as a single class. However, we may create additional classes or series of stock, amend our charter to increase the authorized number of shares of preferred stock or issue series of preferred stock ranking on parity with our Series A Preferred Stock, including the Series B Convertible Preferred Stock, with respect, in each case, to the payment of dividends and amounts upon liquidation, dissolution or winding up ("Parity Stock"), without the consent of any holder of Series A Preferred Stock. See "—Voting Rights" below for a discussion of the voting rights applicable if we seek to create any class or series of preferred stock senior to our Series A Preferred Stock.

  Dividends

        Holders of Series A Preferred Stock are entitled to receive, when, as and if authorized by our board of directors, out of funds legally available for payment, and declared by us, cumulative cash dividends at the rate of 7.125% per annum per share of its liquidation preference (equivalent to $1.78125 per annum per share of Series A Preferred Stock).

        Dividends on each share of Series A Preferred Stock are cumulative from the date of original issue and are payable quarterly in arrears on or about the 15th day of each January, April, July and October, commencing as of April 15, 2018, at the then applicable annual rate; provided, however, that if any dividend payment date falls on any day other than a business day, as defined in the articles supplementary establishing our Series A Preferred Stock ("Series A Articles Supplementary"), the

dividend due on such dividend payment date shall be paid on the first business day immediately following such dividend payment date. Each dividend is payable to holders of record as they appear on our stock records at the close of business on the record date, not exceeding 30 days preceding the payment dates thereof as fixed by our board of directors. Dividends are cumulative from the date of original issue or the most recent dividend payment date to which dividends have been paid, whether or not in any dividend period or periods there shall be funds of ours legally available for the payment of such dividends. Accumulations of dividends on our Series A Preferred Stock will not bear interest and holders of our Series A Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends. Dividends payable on our Series A Preferred Stock for any period greater or less than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on our Series A Preferred Stock for each full dividend period will be computed by dividing the annual dividend rate by four.

        No dividend will be declared or paid on any Parity Stock unless full cumulative dividends have been declared and paid or are contemporaneously declared and funds sufficient for payment set aside on our Series A Preferred Stock for all prior dividend periods; provided, however, that if accrued dividends on our Series A Preferred Stock for all prior dividend periods have not been paid in full or a sum sufficient for such payment is not set apart, then any dividend declared on our Series A Preferred Stock for any dividend period and on any Parity Stock will be declared ratably in proportion to accrued and unpaid dividends on our Series A Preferred Stock and such Parity Stock. All of our dividends on our Series A Preferred Stock, including any capital gain dividends, will be credited first to the earliest accrued and unpaid dividend.

        Our board of directors will not authorize and we will not (i) declare, pay or set apart funds for the payment of any dividend or other distribution with respect to any Junior Stock (other than in shares of Junior Stock) or (ii) redeem, purchase or otherwise acquire for consideration any Junior Stock through a sinking fund or otherwise (other than a redemption or purchase or other acquisition of shares of our common stock made for purposes of an employee incentive or benefit plan of our company or any subsidiary, or a conversion into or exchange for Junior Stock or redemptions for the purpose of preserving our qualification as a REIT), unless all cumulative dividends with respect to our Series A Preferred Stock and any Parity Stock at the time such dividends are payable have been paid or funds have been set apart for payment of such dividends.

        As used herein, (i) the term "dividend" does not include dividends payable solely in shares of Junior Stock on Junior Stock, or in options, warrants or rights to holders of Junior Stock to subscribe for or purchase any Junior Stock and (ii) the term "Junior Stock" means our Class A common stock, Class B common stock and any other class of our capital stock now or hereafter issued and outstanding that ranks junior as to the payment of dividends or amounts upon liquidation, dissolution and winding up to our Series A Preferred Stock.

  Optional Redemption

        We may not redeem our Series A Preferred Stock prior to March 15, 2023, except in certain limited circumstances relating to the ownership limitation necessary to preserve our qualification as a REIT or in connection with our special optional redemption right to redeem Series A Preferred Stock upon a Change of Control (as defined under "—Conversion Rights—Definitions" below). For further information regarding these exceptions, see "—Special Optional Redemption" below and "Restrictions on Ownership and Transfer." On or after March 15, 2023, we, at our option upon not less than 30 nor more than 60 days written notice, may redeem our Series A Preferred Stock, in whole, at any time, or in part, from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon (whether or not declared) to, but not including, the date fixed for redemption.

        A notice of optional redemption (which may be contingent on the occurrence of a future event) will be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the holders of record of our Series A Preferred Stock at their addresses as they appear on our stock transfer records. A failure to give such notice or any defect in the notice or in its mailing will not affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given.

        If fewer than all the shares of Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder will also specify the number of shares of Series A Preferred Stock to be redeemed from such holder. If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed shall be selected by lot or pro rata.

  Special Optional Redemption

        Upon the occurrence of a Change of Control (as defined under "—Conversion Rights" below), we will have the option to redeem our Series A Preferred Stock, in whole, at any time, or in part, from time to time, within 120 days after the date on which such Change of Control has occurred for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the redemption date. If we exercise our special optional redemption right in connection with a Change of Control following the occurrence of a Change of Control, the holder will not have the Change of Control Conversion Right described below.

        A notice of special optional redemption will be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the holders of record of our Series A Preferred Stock at their addresses as they appear on our stock transfer records. A failure to give such notice or any defect in the notice or in its mailing will not affect the validity of the proceedings for the special optional redemption of the shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given.

        If fewer than all the shares of Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder will also specify the number of shares of Series A Preferred Stock to be redeemed from such holder. If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed shall be selected by lot or pro rata.

        If we have given a notice of redemption and have paid or set aside sufficient funds for the redemption in trust for the benefit of the holders of shares of Series A Preferred Stock called for redemption, then from and after the redemption date, those shares of Series A Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series A Preferred Stock will terminate. The holders of those shares of Series A Preferred Stock will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends to (but not including) the redemption date.

  General Provisions Applicable to Redemptions

        On the redemption date, we must pay on each share of Series A Preferred Stock to be redeemed any accrued and unpaid dividends, in arrears, for any dividend period ending on or prior to the redemption date. In the case of a redemption date falling after a dividend payment record date and prior to the related payment date, the holders of Series A Preferred Stock at the close of business on such record date will be entitled to receive the dividend payable on such shares on the corresponding dividend payment date, notwithstanding the redemption of such shares prior to such dividend payment date. Except as provided for in the two preceding sentences, no payment or allowance will be made for unpaid dividends, whether or not in arrears, on any Series A Preferred Stock called for redemption.

        If full cumulative dividends on our Series A Preferred Stock and any Parity Stock have not been paid or declared and set apart for payment, we may not purchase, redeem or otherwise acquire Series A Preferred Stock in part or any Parity Stock other than in exchange for Junior Stock; provided, however, that the foregoing shall not prevent the purchase by us of shares held in excess of the limits in our charter in order to ensure that we continue to meet the requirements for qualification as a REIT. See "Restrictions on Ownership and Transfer."

        On and after the date fixed for redemption, provided that we have made available at the office of the registrar and transfer agent a sufficient amount of cash to effect the redemption, dividends will cease to accrue on the shares of Series A Preferred Stock called for redemption (except that, in the case of a redemption date after a dividend payment record date and prior to the related payment date, holders of Series A Preferred Stock on the dividend payment record date will be entitled on such dividend payment date to receive the dividend payable on such shares on the corresponding dividend payment date), such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as holders of Series A Preferred Stock shall cease except the right to receive the cash payable upon such redemption, without interest from the date of such redemption.

  Liquidation Preference

        The holders of Series A Preferred Stock are entitled to receive in the event of any liquidation, dissolution or winding up of our company, whether voluntary or involuntary, $25.00 per share of Series A Preferred Stock, which we refer to as the "Liquidation Preference," plus an amount per share of Series A Preferred Stock equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to, but not including, the date of final distribution to such holders.

        Until the holders of Series A Preferred Stock have been paid the Liquidation Preference and all accrued and unpaid dividends in full, no payment will be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of our company. If, upon any liquidation, dissolution or winding up of our company, our assets, or proceeds thereof, distributable among the holders of our Series A Preferred Stock are insufficient to pay in full the Liquidation Preference and all accrued and unpaid dividends and the liquidation preference and all accrued and unpaid dividends with respect to our Series A Preferred Stock and any other Parity Stock, then such assets, or the proceeds thereof, will be distributed among the holders of Series A Preferred Stock and any such other Parity Stock ratably in accordance with the respective amounts which would be payable on such Series A Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. None of (i) a consolidation or merger of our company with one or more entities, (ii) a statutory stock exchange by our company or (iii) a sale or transfer of all or substantially all of our assets will be considered a liquidation, dissolution or winding up, voluntary or involuntary, of our company.

  Voting Rights

        Except as indicated below, the holders of Series A Preferred Stock have no voting rights. If and whenever six quarterly dividends (whether or not consecutive) payable on our Series A Preferred Stock are in arrears, whether or not earned or declared, the number of members then constituting our board of directors will be increased by two and the holders of Series A Preferred Stock, voting together as a class with the holders of any other series of Parity Stock upon which like voting rights have been conferred and are exercisable (any such other series, the "Voting Preferred Stock"), will have the right to elect two additional directors of the Company (the "Preferred Stock Directors"), at an annual meeting of stockholders or a properly called special meeting of the holders of our Series A Preferred Stock and such Voting Preferred Stock and at each subsequent annual meeting of stockholders until all such dividends have been paid and dividends for the then current quarterly period on our Series A Preferred Stock and such other Voting Preferred Stock have been paid or declared and set aside for payment. Whenever all arrears in dividends on our Series A Preferred Stock and the Voting Preferred

Stock then outstanding have been paid and full dividends on our Series A Preferred Stock and the Voting Preferred Stock for the then current quarterly dividend period have been paid in full or declared and set apart for payment in full, then the right of the holders of our Series A Preferred Stock and the Voting Preferred Stock to elect the Preferred Stock Directors will cease, the terms of office of the Preferred Stock Directors will forthwith terminate and the number of members of our board of directors will be reduced accordingly. However, the right of the holders of our Series A Preferred Stock and the Voting Preferred Stock to elect the Preferred Stock Directors will again vest if and whenever six quarterly dividends are then in arrears, as described above. In no event shall the holders of Series A Preferred Stock be entitled pursuant to these voting rights to elect a director that would cause us to fail to satisfy a requirement relating to director independence of any national securities exchange on which any class or series of our stock is listed. In class votes with other Voting Preferred Stock, preferred stock of different series shall vote in proportion to the liquidation preference of the preferred stock.

        In addition, the approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series A Preferred Stock, voting separately as a class, either at a meeting of stockholders or by written consent, is required (i) to amend, alter or repeal any provisions of our charter or the Series A Articles Supplementary, whether by merger, consolidation or otherwise, to affect materially and adversely the voting powers, rights or preferences of the holders of our Series A Preferred Stock, unless in connection with any such amendment, alteration or repeal, our Series A Preferred Stock remains outstanding without the terms thereof being materially changed in any respect adverse to the holders thereof or is converted into or exchanged for preferred stock of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof that are substantially similar to those of our Series A Preferred Stock, or (ii) to authorize, create, or increase the authorized amount of any class or series of capital stock having rights senior to our Series A Preferred Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up (provided that if such amendment affects materially and adversely the rights, preferences, privileges or voting powers of one or more but not all of the other series of Voting Preferred Stock, the consent of the holders of at least two-thirds of the outstanding shares of each such series so affected is required). However, we may create additional classes of Parity Stock and Junior Stock, amend our charter to increase the authorized number of shares of Parity Stock (including our Series A Preferred Stock) and Junior Stock and issue additional series of Parity Stock and Junior Stock without the consent of any holder of Series A Preferred Stock.

        In all cases in which the holders of Series A Preferred Stock shall be entitled to vote, each share of Series A Preferred Stock shall be entitled to one vote for each share of Series A Preferred Stock held by such holder.

  Information Rights

        During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, we will (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series A Preferred Stock, as their names and addresses appear in our record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any prospective holder of Series A Preferred Stock. We will mail (or otherwise provide) the information to the holders of Series A Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a "non-accelerated filer" within the meaning of the Exchange Act.

  Conversion Rights

  Definitions

        In this section, the following terms shall have the following meanings:

        A "Change of Control" will be deemed to have occurred when the following has occurred:

  (i)
  the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our company entitling that person to exercise more than 50% of the total voting power of all shares of our company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

  (ii)
  following the closing of any transaction referred to in clause (i) above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE Amex, or NASDAQ, or listed on an exchange that is a successor to the NYSE, NYSE Amex or NASDAQ.

        The "Common Stock Price" will be (i) if the consideration to be received in the Change of Control by holders of our Class A common stock is solely cash, the amount of cash consideration per share of Class A common stock, (ii) if the consideration to be received in the Change of Control by holders of Class A common stock is other than solely cash, the average of the closing price per share of Class A common stock on the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, and (iii) if there is not a readily determinable closing price for the Class A common stock or Alternative Form Consideration (as defined below), the fair market value of Class A common stock or such Alternative Form Consideration (as determined by our board of directors or a committee thereof).

  Conversion

        Upon the occurrence of a Change of Control, each holder of Series A Preferred Stock will have the right, subject to our special optional redemption right, to convert some or all of the shares of Series A Preferred Stock held by such holder (the "Change of Control Conversion Right"), on the relevant Change of Control Conversion Date (as defined below) into a number of shares of our Class A common stock per share of Series A Preferred Stock (the "Common Stock Conversion Consideration"), equal to the lesser of (A) the quotient obtained by dividing (i) the sum of (x) $25.00, plus (y) an amount equal to any accrued and unpaid dividends (whether or not declared) to, but not including, the Change of Control Conversion Date (as defined below), except if such Change of Control Conversion Date is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case the amount pursuant to this clause (i)(y) shall equal $0.00 in respect of such dividend, by (ii) the Common Stock Price (such quotient, the "Conversion Rate"), and (B) 1.46929 (the "Share Cap").

        The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a common stock dividend), subdivisions or combinations (in each case, a "Share Split") with respect to our Class A common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our Class A common stock that is equivalent to the product of (i) the Share Cap in effect immediately prior to such Share Split multiplied by (ii) a fraction, the numerator of which is the number of shares of our Class A common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our Class A common stock outstanding immediately prior to such Share Split.

        For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our Class A common stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right will not exceed 6,288,561 shares of Class A common stock, taking into account the underwriters' partial exercise of the option to purchase additional Series A Preferred Stock (or equivalent Alternative Conversion Consideration, as applicable), or the Exchange Cap. The Exchange Cap is subject to pro rata adjustments for any Share Splits with respect to our Class A common stock as follows: the adjusted Exchange Cap as the result of a Share Split will be the number of shares of our Class A common stock that is equivalent to the product of (i) the Exchange Cap in effect immediately prior to such Share Split multiplied by (ii) a fraction, the numerator of which is the number of shares of our Class A common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our Class A common stock outstanding immediately prior to such Share Split.

        In the case of a Change of Control as a result of which holders of our Class A common stock are entitled to receive consideration other than solely shares of our Class A common stock, including other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for shares of our Class A common stock (the "Alternative Form Consideration"), a holder of Series A Preferred Stock will be entitled thereafter to convert (subject to our special optional redemption right) such Series A Preferred Stock not into our Class A common stock but solely into the kind and amount of Alternative Form Consideration which the holder of Series A Preferred Stock would have owned or been entitled to receive upon such Change of Control as if such holder of Series A Preferred Stock then held the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the "Alternative Conversion Consideration," and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the "Conversion Consideration").

        If the holders of our Class A common stock have the opportunity to elect the form of consideration to be received in such Change of Control, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of our Class A common stock that voted for such an election (if electing between two types of consideration) or holders of a plurality of our Class A common stock that voted for such an election (if electing between more than two types of consideration), as the case may be.

        Within 15 days following the occurrence of a Change of Control, we will provide to holders of Series A Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right.

        We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series A Preferred Stock.

        In order to exercise the Change of Control Conversion Right, a holder of Series A Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) evidencing shares of Series A Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent.

        The "Change of Control Conversion Date" will be a business day that is no less than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series A Preferred Stock.

        Holders of Series A Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date.

        Notwithstanding the foregoing, if the shares of Series A Preferred Stock are held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of The Depository Trust Company ("DTC").

        Series A Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date.

        In connection with the exercise of any Change of Control Conversion Right, we will comply with all U.S. federal and state securities laws and stock exchange rules in connection with any conversion of Series A Preferred Stock into Class A common stock. Notwithstanding any other provision of our Series A Preferred Stock, no holder of our Series A Preferred Stock will be entitled to convert such Series A Preferred Stock for our Class A common stock to the extent that receipt of such Class A common stock would cause such holder (or any other person) to exceed the share ownership limits contained in our charter and the Series A Articles Supplementary. See "Restrictions on Ownership and Transfer."

  Fractional Shares

        We will not issue fractional shares of Class A common stock upon the conversion of our Series A Preferred Stock. Instead, we will pay the cash value of such fractional shares (based on the closing sale price of the Class A common stock on the conversion date).

  Restrictions on Ownership and Transfer

        Holders of Series A Preferred Stock are subject to the ownership and transfer restrictions of our charter and the Series A Articles Supplementary. See "—Restrictions on Ownership and Transfer" and "Restrictions on Ownership and Transfer."

  Listing

        Our Series A Preferred Stock is listed on the NYSE under the symbol "QTS.PRA."

  Transfer Agent and Registrar

        The transfer agent, registrar, dividend disbursing agent and redemption agent for our Series A Preferred Stock is Computershare Trust Company, N.A.

Series B Convertible Preferred Stock

  Ranking

        Our Series B Convertible Preferred Stock ranks, with respect to dividend rights or rights upon our liquidation, winding-up or dissolution:

  •
  senior to all classes of our common stock and each other class of capital stock or series of preferred stock established after the original issue date of the Series B Convertible Preferred

    Stock (the "Issue Date"), the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Series B Convertible Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution (collectively, "Junior Stock");

  •
  on a parity, in all respects, with our outstanding Series A Preferred Stock and any class of capital stock or series of preferred stock established after the Issue Date, the terms of which expressly provide that such class or series will rank on a parity with the Series B Convertible Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution (collectively the "Parity Stock"); and

  •
  junior to each class of capital stock or series of preferred stock established after the Issue Date, the terms of which expressly provide that such class or series will rank senior to the Series B Convertible Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution (collectively the "Senior Stock").

        See "—Voting Rights" below for a discussion of the voting rights applicable to the Series B Convertible Preferred Stock if we seek to create any class or series of preferred stock ranking senior to our Series B Convertible Preferred Stock.

  Dividends

        The terms of payment of dividends on our Series B Convertible Preferred Stock are substantially the same as those of our Series A Preferred Stock as described in "—Series A Preferred Stock—Dividends" above, except that, among other things: (i) the dividend rate for our Series B Convertible Preferred Stock is 6.50% per annum on the liquidation preference of $100.00 per share of Series B Convertible Preferred Stock (equivalent to $6.50 per annum per share); (ii) dividends on the Series B Convertible Preferred Stock are payable in cash quarterly on January 15, April 15, July 15 and October 15 of each year, commencing as of October 15, 2018 (each, a "Dividend Payment Date") at such annual rate; and (iii) dividends are payable to holders of record as they appear in our share records at the close of business on the March 31, June 30, September 30 and December 31 immediately preceding each Dividend Payment Date (each, a "Record Date").

  Redemption

        The Series B Convertible Preferred Stock is not redeemable by us and has no fixed maturity. However, under certain circumstances, we may at our option cause all outstanding shares of the Series B Convertible Preferred Stock to be automatically converted into shares of Class A common stock as described below under "—Mandatory Conversion."

        Subject to applicable law, we may purchase Series B Convertible Preferred Stock, at any time, in the open market, by tender or by private agreement. Any Series B Convertible Preferred Stock that we reacquire will be retired and reclassified as authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be reissued as any class or series of preferred stock.

  Liquidation Preference

        The terms of the liquidation preference of our Series B Convertible Preferred Stock is substantially the same as that of our Series A Preferred Stock as described in "—Series A Preferred Stock—Liquidation Preference" above, except that, among other things, the liquidation preference of our Series B Convertible Preferred Stock is $100.00 per share. In addition, holders of the Series B Convertible Preferred Stock are entitled to notice of any event triggering the right to receive a distribution in connection with any voluntary or involuntary liquidation, dissolution or winding up of our affairs not less than 30 calendar days and not more than 60 calendar days prior to the distribution payment date.

  Voting Rights

        Except as indicated below, the holders of our Series B Convertible Preferred Stock have no voting rights. The voting rights of our Series B Convertible Preferred Stock are substantially the same as those of our Series A Preferred Stock as described in "—Series A Preferred Stock—Voting Rights" above, except that, among other things, holders of Series B Convertible Preferred Stock shall not have any voting rights in the event of a merger or consolidation involving us, a sale of all or substantially all of the assets of us or of us and our subsidiaries on a consolidated basis or a statutory share exchange (any such transaction, an "Extraordinary Transaction"), so long as (a) the Series B Convertible Preferred Stock remains outstanding following consummation of such Extraordinary Transaction with the terms thereof materially unchanged, taking into account that, upon the occurrence of such an Extraordinary Transaction, we may not be the surviving entity (in which case, the Series B Convertible Preferred Stock may be converted into or exchanged for preferred stock of the surviving entity having terms materially the same as the Series B Convertible Preferred Stock) and, if applicable, with any changes to the terms of the Series B Convertible Preferred Stock required pursuant to and made in compliance with the provisions described under "—Recapitalizations, Reclassifications and Changes of our Class A Common Stock" in connection with such Extraordinary Transaction and (b) if such transaction also constitutes a fundamental change, the provisions under "—Special Rights Upon a Fundamental Change" are complied with, then the occurrence of such Extraordinary Transaction shall not be deemed to adversely affect the powers, preferences, or other special rights or privileges of the Series B Convertible Preferred Stock or its holders.

        In addition, in the event that any outstanding series of preferred stock ranking on parity with the Series B Convertible Preferred Stock as to dividends or upon liquidation upon which like voting rights have been conferred and are exercisable (collectively, the Parity Voting Preferred") has similar vested and continuing voting rights as the Series B Convertible Preferred Stock, the number of votes that each share of Series B Convertible Preferred Stock and any Parity Voting Preferred participating in the votes described above shall have shall be one vote for each $25.00 of liquidation preference.

  Information Rights

        The information rights of our Series B Convertible Preferred Stock are substantially the same as those of our Series A Preferred Stock as described in "—Series A Preferred Stock—Information Rights" above.

  Conversion Rights

        Each share of Series B Convertible Preferred Stock is convertible, at any time, at the option of the holder thereof at an initial conversion rate as of the date of original issue of 2.1264 shares of our Class A common stock per share of Series B Convertible Preferred Stock (the "Conversion Rate") (which represents an initial conversion price of approximately $47.03 per share of Class A common stock), which has been subsequently adjusted as described below. The Conversion Rate, and thus the conversion price, is subject to adjustment as described below under "—Conversion Rate Adjustment."

        The holders of shares of Series B Convertible Preferred Stock at the close of business on any Record Date will be entitled to receive the dividend payment on those shares on the corresponding Dividend Payment Date notwithstanding the conversion of such shares following that Record Date or our default in payment of the dividend due on that Dividend Payment Date. However, shares of Series B Convertible Preferred Stock surrendered for conversion at the option of the holder during the period between the close of business on any Record Date and the close of business on the business day immediately preceding the applicable Dividend Payment Date must be accompanied by payment of an amount equal to the dividend payable on such shares on that Dividend Payment Date. A holder of shares of Series B Convertible Preferred Stock on a Record Date who (or whose transferee) surrenders any shares for conversion on the corresponding Dividend Payment Date will receive the dividend payable by us on the Series B Convertible Preferred Stock on that date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of Series B Convertible Preferred Stock for conversion. Except with respect to a voluntary conversion and as provided under "—Mandatory Conversion" and "—Special Rights upon a Fundamental Change," we will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Class A common stock issued upon conversion.

        The articles supplementary establishing our Series B Convertible Preferred Stock ("Series B Articles Supplementary") require that we at all times reserve and keep available for issuance upon conversion of the Series B Convertible Preferred Stock a sufficient number of authorized and unissued shares of our Class A common stock to permit the conversion of all outstanding shares of Series B Convertible Preferred Stock and that we take all action required to increase the authorized number of shares of Class A common stock if at any time there are insufficient unissued shares of Class A common stock to permit such reservation or to permit the conversion of all outstanding shares of Series B Convertible Preferred Stock.

        In addition, the Series B Articles Supplementary provides that any Class A common stock issued upon conversion of the Series B Convertible Preferred Stock will be validly issued, fully paid and non-assessable and that we will use our reasonable best efforts to list the Class A common stock required to be delivered upon conversion of the Series B Convertible Preferred Stock, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Class A common stock is listed at the time of delivery.

  Mandatory Conversion

        At any time on or after July 20, 2023, we may at our option cause all (but not less than all) outstanding shares of the Series B Convertible Preferred Stock to be automatically converted into a number of shares of Class A common stock for each share of Series B Convertible Preferred Stock equal to the then-prevailing Conversion Rate, if the closing sale price (as defined in the Series B Articles Supplementary) of our Class A common stock equals or exceeds 150% of the then-prevailing conversion price for at least 20 Trading Days (as defined in the Series B Articles Supplementary) in a period of 30 consecutive Trading Day, including the last Trading Day of such 30-day period, ending on the Trading Day prior to our issuance of a press release announcing the mandatory conversion as described below.

        To exercise the mandatory conversion right described above, we must issue a press release for publication on the Dow Jones News Service or Bloomberg Business News (or if either such service is not available, another broadly disseminated news or press release service selected by us) prior to the opening of business on the first Trading Day following any date on which the conditions described in the first paragraph of this "—Mandatory Conversion" section are met, announcing such a mandatory conversion. We also will give notice by mail or by publication (with subsequent prompt notice by mail) to the holders of the Series B Convertible Preferred Stock (not more than four business days after the date of the press release) of the mandatory conversion announcing our intention to convert the Series B Convertible Preferred Stock. The conversion date will be the date (which we refer to as the "Mandatory Conversion Date") that is five Trading Days after the date on which we issue such press release. We will deliver the shares of Class A common stock due to holders of the Series B Convertible Preferred Stock upon mandatory conversion on the second Trading Day following the Mandatory Conversion Date.

        On and after the Mandatory Conversion Date, dividends will cease to accrue on the shares of Series B Convertible Preferred Stock called for a mandatory conversion and all rights of holders of such shares of Series B Convertible Preferred Stock will terminate except for the right to receive the shares of Class A common stock issuable upon conversion thereof. The dividend payment with respect to any shares of Series B Convertible Preferred Stock called for a mandatory conversion on a date during the period between the close of business on any Record Date for the payment of dividends to the close of business on the corresponding Dividend Payment Date will be payable on such Dividend Payment Date to the record holders of such shares on such Record Date if such shares have been converted after such Record Date and prior to such Dividend Payment Date. Except as provided in the immediately preceding sentence, no payment or adjustment will be made upon mandatory conversion of any shares of Series B Convertible Preferred Stock for unpaid accrued and accumulated dividends or for dividends with respect to the Class A common stock issued upon such conversion.

        We may not authorize or give notice of any mandatory conversion unless, prior to giving the conversion notice, all accumulated and unpaid dividends on the Series B Convertible Preferred Stock for all quarterly dividend periods ending on or prior to the date on which we give such notice shall have been paid.

  Conversion Rate Adjustment

        The applicable Conversion Rate will be subject to adjustment, without duplication, upon the occurrence of certain events, including:

  (1)
  If we issue shares of our Class A common stock as a dividend or distribution on shares of our Class A common stock, or if we effect a share split or share combination;

  (2)
  If we distribute to all or substantially all holders of our Class A common stock any rights, options or warrants entitling them, for a period expiring not more than 45 days immediately following the record date of such distribution, to purchase or subscribe for shares of our Class A common stock at a price per share less than the average of closing sale prices of our Class A common stock over the 10 consecutive Trading-Day period ending on the Trading Day immediately preceding the Ex-Date (as defined below) for such distribution;

  (3)
  If we distribute shares of our capital stock, evidences of our indebtedness or other assets, securities or property, to all or substantially all holders of our Class A common stock, excluding:

  •
  dividends or distributions referred to in clauses (1) and (2) above;

  •
  spin-offs to which the provisions set forth in the latter portion of this clause (3) shall apply; and

  •
  dividends or distributions paid exclusively in cash referred to in clause (4) below;

  (4)
  If any cash dividend or distribution is made to all or substantially all holders of our Class A common stock (excluding any dividend or distribution in connection with our liquidation, dissolution or winding up), other than a quarterly cash dividend that does not exceed $0.41 per share (the "dividend threshold," subject to adjustment as described below); and

  (5)
  If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our Class A common stock, if the cash and value of any other consideration included in the payment per share of our Class A common stock exceeds the average of the closing sale prices of our Class A common stock over the 10 consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer.

        The "Ex-Date" as used herein is the first date on which our Class A common stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question from us or, if applicable, from the seller of our Class A common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

        If we issue rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then the Conversion Rate will not be adjusted pursuant to the clause (2) or (3) above, as applicable, until the earliest of these triggering events occurs and the Conversion Rate shall be readjusted to the extent any of these rights, options or warrants are not exercised before they expire.

        If we have in effect a shareholder rights plan while any of the Series B Convertible Preferred Stock remains outstanding, holders of the Series B Convertible Preferred Stock will receive, upon a conversion of such shares, in addition to such Class A common stock, rights under our shareholder rights agreement unless, prior to conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from shares of our Class A common stock. If the rights provided for in any rights plan that our board of directors may adopt have separated from shares of our Class A common stock in accordance with the provisions of the applicable shareholder rights agreement so that holders of the Series B Convertible Preferred Stock would not be entitled to receive any rights in respect of shares of our common shares that we deliver upon conversion of the Series B Convertible Preferred Stock, we will adjust the Conversion Rate at the time of separation as if we had distributed to all holders of our Class A common stock, evidences of indebtedness or other assets or property pursuant to clause (3) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

        To the extent permitted by law and the continued listing requirements of NYSE (or any stock exchange on which our Class A common stock may then be listed), we may, from time to time, increase the Conversion Rate by any amount for a period of at least 20 business days or any longer period permitted or required by law, so long as the increase is irrevocable during that period and our board of directors determines that the increase is in our best interests. We will mail a notice of the increase to registered holders at least 15 calendar days before the day the increase commences. In addition, we may, but are not obligated to, increase the Conversion Rate as we determine to be advisable in order to avoid or diminish taxes to recipients of certain distributions.

        If certain of the possible adjustments to the Conversion Rate of the Series B Convertible Preferred Stock are made (or if failures to make certain adjustments occur), a holder of such shares may be deemed to have received a taxable distribution from us even though such holder has not received any cash or property as a result of such adjustments. In the case of a non-United States holder, we may, at our option, withhold U.S. federal income tax with respect to any such deemed distribution from cash payments of dividends and any other payments in respect of the Series B Convertible Preferred Stock.

        The Conversion Rate will not be adjusted:

  •
  upon the issuance of any shares of our Class A common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities;

  •
  upon the issuance of any shares of our Class A common stock, restricted stock or restricted stock units, nonqualified stock options, incentive stock options or any other options or rights (including stock appreciation rights) to purchase shares of our Class A common stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, us or any of our subsidiaries;

  •
  upon the issuance of any shares of our Class A common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet point and outstanding as of the date the Series B convertible preferred stock was first issued;

  •
  for unpaid accrued and accumulated dividends, if any;

  •
  upon the repurchase of any shares of our Class A common stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer; or

  •
  for a change in the par value of shares of our Class A common stock.

        We shall not take any action that would require an adjustment to the Conversion Rate such that the Conversion Price, as adjusted to give effect to such action, would be less than the then-applicable par value per share of our Class A common stock, except we may undertake a share split or similar event if such share split results in a corresponding reduction in the par value per share of our Class A common stock such that the as-adjusted new effective conversion price per share would not be below the new as-adjusted par value per share of our Class A common stock following such share split or similar transaction and the Conversion Rate is adjusted as provided under clause (1) above (and/or any such other of the clauses set forth above as may be applicable) under "—Conversion Rate Adjustment" above. In addition, the Series B Articles Supplementary provides that we may not take any action that would result in an adjustment to the Conversion Rate without complying with any applicable stockholder approval rules of the NYSE or any other stock exchange on which our Class A common stock may be listed at the relevant time.

        Except as described herein and as provided for in the Series B Articles Supplementary, we will not adjust the Conversion Rate for any issuance of shares of our Class A common stock or any securities convertible into or exchangeable or exercisable for shares of our Class A common stock or rights to purchase shares of our Class A common stock or such convertible, exchangeable or exercisable securities.

        On April 4, 2019, we paid a regular quarterly cash dividend of $0.44 per share to the holders of record our Class A common stock as of the close of business on March 20, 2019. Because this represented a regular quarterly cash dividend in excess of the $0.41 "dividend threshold" as described in item (4) above, the payment of this dividend resulted in an adjustment to the Conversion Rate in accordance with item (4) above. The adjusted Conversion Rate remains subject to further adjustment as described herein.

  Recapitalizations, Reclassifications and Changes of our Class A Common Stock

        In the case of any recapitalization, reclassification or change of our Class A common stock (other than changes resulting from a subdivision or combination), a consolidation, merger or combination involving us, a sale, lease or other transfer to a third party of all or substantially all of the assets of us (or us and our subsidiaries on a consolidated basis), or any statutory share exchange, in each case as a result of which our Class A common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at the effective time of the transaction, the right to convert each share of Series B Convertible Preferred Stock will be changed into a right to convert such Series B Convertible Preferred Stock into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) (the "reference property") that a holder would have received in respect of Class A common stock issuable upon conversion of such shares immediately prior to such transaction. If such transaction also constitutes a fundamental change, a holder of shares of our Series B Convertible Preferred Stock who converts its shares of our Series B Convertible Preferred Stock in connection with such fundamental change will, if applicable, also be entitled to receive additional shares of our Class A common stock in connection with such conversion as described below under "—Special Rights Upon a Fundamental Change," in which case the converting holder would also receive reference property in lieu of such additional shares of Class A common stock. In the event that our Class A common stockholders have the opportunity to elect the form of consideration to be received in such transaction, the reference property per share into which the Series B Convertible Preferred Stock will be convertible following such transaction will be deemed to be the weighted average of the types and amounts of consideration received by holders of the Class A common stock that affirmatively make such an election (or of all holders of the Class A common stock if none make an election). The Series B Articles Supplementary provides that we may not become a party to any such transaction unless its terms are consistent with the Series B Articles Supplementary foregoing.

        A change in the conversion right described in this section could substantially lessen or eliminate the value of the conversion right. For example, if a third party acquires us in a cash merger, each share of Series B Convertible Preferred Stock would be convertible solely into cash and would no longer be potentially convertible into securities whose value could increase depending on our future financial performance, prospects and other factors. There is no precise, established definition of the phrase "all or substantially all" under applicable law. Accordingly, there may be uncertainty as to whether the provisions above would apply to a sale, transfer, lease, conveyance or other disposition of less than all of the consolidated property or assets of us or us and our subsidiaries.

  Special Rights Upon a Fundamental Change

        We must give notice of each fundamental change (as defined below) to all record holders of the Series B Convertible Preferred Stock, by the later of 20 Business Days prior to the anticipated effective date of the fundamental change (the "fundamental change effective date") and the first public disclosure by us of the anticipated fundamental change. In addition, we must give notice announcing the effective date of such fundamental change and certain other matters as set forth under "—Determination of Make-Whole Premium." If a holder converts its Series B Convertible Preferred Stock at any time beginning at the opening of business on the Trading Day immediately following the effective date of such fundamental change and ending at the close of business on the 30th Trading Day immediately following such effective date, such conversion will be deemed to be in connection with the fundamental change and the holder will automatically receive for each share of Series B Convertible Preferred Stock converted, the greater of:

  •
  the sum of (i) a number of shares of our Class A common stock, as described under "—Conversion Rights" and subject to adjustment as described under "—Conversion Rate Adjustment" (with such adjustment or cash payment for fractional shares as we may elect, as described under "—No Fractional Shares") plus (ii) the make-whole premium, if any, described under "—Determination of Make-Whole Premium"; and

  •
  a number of shares of our Class A common stock equal to the lesser of (i) the liquidation preference divided by the Market Value of the Common Stock on the fundamental change effective date and (ii) 5.1020 (subject to adjustment in the same manner as the conversion rate is adjusted in accordance with the provisions of the articles supplementary described under "—Conversion Rate Adjustments" above).

        In addition to the number of shares of Class A common stock issuable upon conversion of each share of Series B Convertible Preferred Stock at the option of the holder on any conversion date during the fundamental change conversion period, each converting holder will have the right to receive an amount equal to all unpaid accrued and accumulated dividends on such converted shares of Series B Convertible Preferred Stock, whether or not declared prior to that date, for all prior dividend periods ending on or prior to the Dividend Payment date immediately preceding (or, if applicable, ending on) the conversion date (other than previously declared dividends on our Series B Convertible

Preferred Stock payable to holders of record as of a prior date), provided that we are then legally permitted to pay such dividends. The amount payable in respect of such dividends will be paid in cash.

        The foregoing provisions shall only be applicable with respect to conversions effected at any time beginning at the opening of business on the Trading Day immediately following the fundamental change effective date and ending at the close of business on the 30th Trading Day immediately following such fundamental change effective date.

        In lieu of issuing the number of shares of Class A common stock issuable upon conversion pursuant to the foregoing provisions, we may, at our option, make a cash payment equal to the Market Value of the Class A common stock otherwise issuable upon conversion. Our notice of fundamental change will indicate if we will pay cash in lieu of delivering such shares of Class A common stock. The term "Market Value" means the average of the Daily VWAPs of our common stock for each Trading Day during a 10 consecutive Trading Day period commencing on, and including, the second Trading Day following the related Conversion Date.

        A "fundamental change" will be deemed to have occurred upon the occurrence of any of the following:

  (1)
  any "person" is or becomes the "beneficial owner," directly or indirectly, through a purchase, merger or other transaction, of 50% or more of the total voting power of all classes of our voting stock;

  (2)
  we consolidate with, or merge with or into, another "person" or any "person" consolidates with or merges with or into us, in each case in a transaction pursuant to which our Class A common stock will be converted into cash, securities or other property or assets or we convey, transfer, lease or otherwise dispose of all or substantially all of our assets or all or substantially all of the assets of us and our subsidiaries on a consolidated basis to any "person" (whether in one transaction or a series of related transactions), other than:

  a.
  any transaction pursuant to which the holders of our voting stock immediately prior to the transaction collectively have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all classes of voting stock of the continuing or surviving person immediately after the transaction; or

  b.
  any merger solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Class A common stock solely into shares of common stock of the surviving entity;

  (3)
  we approve a plan of liquidation or dissolution; or

  (4)
  our Class A common stock ceases to be listed on the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

        Notwithstanding the foregoing, a fundamental change will be deemed not to have occurred in the case of a merger or consolidation if (i) at least 90% of the consideration for our Class A common stock (excluding cash payments for fractional shares and cash payments pursuant to dissenters' appraisal rights) in the merger or consolidation consists of Class A common stock of a corporation or other entity organized and existing under the laws of the United States or any state thereof and traded on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) (or which will be so traded when issued or exchanged in connection with such transaction) ("publicly traded common stock") and (ii) as a result of such transaction or transactions the shares of Series B Convertible Preferred Stock become convertible into such publicly traded common stock.

        "Daily VWAP" means the per share volume-weighted average price of our Class A common stock for each day, as displayed under the heading "Bloomberg VWAP" on Bloomberg page "QTS <Equity> AQR" (or its equivalent successor if such page is not available) in respect of the period from scheduled open of trading until the scheduled close of trading of the primary trading session on each such Trading Day (or if such volume-weighted average price is unavailable on any such day, the closing sale price shall be used for such day). The per share volume-weighted average price on each such day will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

        This fundamental change conversion feature may make more difficult or discourage a takeover of us and the removal of incumbent management. We are not, however, aware of any specific effort to accumulate shares of our Class A common stock or to obtain control of us by means of a merger, tender offer, solicitation or otherwise. In addition, the fundamental change conversion feature is not part of a plan by management to adopt a series of anti-takeover provisions. Instead, the fundamental change conversion feature is a result of negotiations between us and the underwriters.

  Determination of Make-Whole Premium

        If a holder elects to convert its shares of Series B Convertible Preferred Stock upon the occurrence of a fundamental change, in certain circumstances, we will increase the Conversion Rate (such increase, the "make-whole premium").

        Holders may surrender their shares of Series B Convertible Preferred Stock for conversion at the increased Conversion Rate only with respect to shares surrendered for conversion from and after the opening of business on the Trading Day immediately following the fundamental change effective date until the close of business on the 30th Trading Day following such fundamental change effective date.

        The increase in the Conversion Rate will be determined by reference to a table of make-whole premiums set forth in the Series B Articles Supplementary based on the fundamental change effective date and the stock price, as described in the Series B Articles Supplementary.

        No later than the third Business Day after the occurrence of a fundamental change, we will provide to the holders of our Series B Convertible Preferred Stock and the transfer agent of the Series B Convertible Preferred Stock a notice of the occurrence of the fundamental change containing certain information regarding conversion, including any applicable make-whole premium to be paid.

        We will also issue a press release for publication on the Dow Jones News Service or Bloomberg Business News (or if either such service is not available, another broadly disseminated news or press release service selected by us), or post notice on our website containing the information specified above, in any event prior to the opening of business on the first Trading Day following any date on which we provide such notice to the holders of our Series B Convertible Preferred Stock.

  Fractional Shares

        No fractional shares of Class A common stock or securities representing fractional shares of Class A common stock will be issued upon conversion of the Series B Convertible Preferred Stock, whether voluntary or mandatory. Instead, we may elect to either make a cash payment to each holder that would otherwise be entitled to a fractional share (based on the closing sale price of the Class A common stock on the conversion date) or, in lieu of such cash payment, the number of shares of Class A common stock to be issued to any particular holder upon conversion will be rounded up to the nearest whole share.

  Restrictions on Ownership and Transfer

        Holders of Series B Convertible Preferred Stock are subject to the ownership and transfer restrictions of our charter and the Series B Articles Supplementary. See "—Restrictions on Ownership and Transfer" and "Restrictions on Ownership and Transfer."

  Listing

        Our Series B Convertible Preferred Stock is listed on the NYSE under the symbol "QTS.PRB."

  Certificated Series B Convertible Preferred Stock

        Subject to certain conditions, the Series B Convertible Preferred Stock represented by the global securities is exchangeable for certificated Series B Convertible Preferred Stock in definitive form of like tenor as such Series B Convertible Preferred Stock if (1) DTC notifies us that it is unwilling or unable to continue as depository for the global securities or if at any time DTC ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor is not appointed within 90 days or (2) we, in our discretion, at any time determine not to have all of the Series B Convertible Preferred Stock represented by the global securities. Any Series B Convertible Preferred Stock that is exchangeable pursuant to the preceding sentence is exchangeable for certificated Series B Convertible Preferred Stock issuable for such number of shares and registered in such names as DTC shall direct. Subject to the foregoing, the global securities are not exchangeable, except for global securities representing the same aggregate number of shares and registered in the name of DTC or its nominee.

  Transfer Agent and Registrar

        The transfer agent, registrar, dividend disbursing agent and redemption agent for our Series B Convertible Preferred Stock is Computershare Trust Company, N.A.

Future Series of Preferred Shares

        Subject to the limitations prescribed by Maryland law and our charter and bylaws, our charter authorizes our board of directors to classify or reclassify and issue one or more classes or series of preferred stock without stockholder approval. Our board of directors may determine the relative preferences, conversion and other rights, voting powers, restrictions and limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to our common stock. The issuance of preferred stock could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for holders of shares of our common stock or otherwise might be in their best interest. The preferred stock will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

        Any prospectus supplement relating to a series of preferred stock will describe the specific terms of such securities, which may include:

  •
  the title and stated value of such preferred stock;

  •
  the number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such shares;

  •
  the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such preferred stock;

  •
  whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on such preferred stock shall accumulate;

  •
  the procedures for any auction and remarketing, if any, for such preferred stock;

  •
  the provisions for a sinking fund, if any, for such preferred stock;

  •
  the provisions for redemption, if applicable, of such preferred stock;

  •
  any listing of such preferred stock on any securities exchange;

  •
  the terms and conditions, if applicable, upon which shares of such preferred stock will be convertible into shares of our common stock, including the conversion price (or manner of calculation thereof) and conversion period;

  •
  a discussion of additional material U.S. federal income tax considerations;

  •
  any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

  •
  in addition to those limitations described below, any other limitations on actual or constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT; and

  •
  any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.

Transfer Agent and Registrar

        The registrar and transfer agent for the shares of preferred stock, other than the Series A Preferred Stock and Series B Convertible Preferred Stock, will be set forth in the applicable prospectus supplement.

Restrictions on Ownership and Transfer

        With certain exceptions, our charter generally prohibits any person (other than a person who has been granted an exemption) from beneficially or constructively owning more than 7.5% of the aggregate of the outstanding shares of our preferred stock by value or by number of shares, whichever is more restrictive, except for certain designated investment entities that may own up to 9.8% of the aggregate of the outstanding shares of our preferred stock, subject to certain conditions. Our charter permits exemptions to be made for stockholders provided our board of directors determines such exemptions will not jeopardize our qualification as a REIT. For more information regarding these ownership restrictions and certain other restrictions intended to protect our qualification as a REIT, see "Restrictions on Ownership and Transfer."

DESCRIPTION OF DEPOSITARY SHARES

General

        We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

        The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the shares of preferred stock by us to a preferred shares depositary, we will cause such preferred shares depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made herein relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

Dividends and Other Distributions

        The preferred shares depositary will distribute all cash dividends or other cash distributions received in respect of the shares of preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary.

        In the event of a distribution other than in cash, the preferred shares depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary, unless the preferred shares depositary determines that it is not feasible to make such distribution, in which case the preferred shares depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

        No distribution will be made in respect of any depositary share to the extent that it represents any shares of preferred stock converted into other securities.

Withdrawal of Shares

        Upon surrender of the depositary receipts at the corporate trust office of the applicable preferred shares depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder's order, of the number of whole or fractional shares of preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred shares depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

        Whenever we redeem shares of preferred stock held by the preferred shares depositary, the preferred shares depositary will redeem as of the same redemption date the number of depositary shares representing shares of preferred stock so redeemed, provided we shall have paid in full to the preferred shares depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in a violation of the ownership restrictions in our charter.

        From and after the date fixed for redemption, all dividends in respect of the preferred stock so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the preferred shares depositary. See "Restrictions on Ownership and Transfer."

Voting of the Shares of Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the applicable shares of preferred stock are entitled to vote, the preferred shares depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such shares of preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the preferred shares depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by such holder's depositary shares. The preferred shares depositary will vote the amount of preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred shares depositary in order to enable the preferred shares depositary to do so. The preferred shares depositary will abstain from voting the amount of preferred stock represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred shares depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred shares depositary.

Liquidation Preference

        In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to a fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Shares of Preferred Stock

        The depositary shares, as such, are not convertible into common stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred shares depositary with written instructions to the preferred shares depositary to instruct us to cause conversion of the shares of preferred stock represented by the depositary shares evidenced by such depositary receipts into whole shares of common stock, other shares of preferred stock, and we agree that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of shares of preferred stock to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of Deposit Agreement

        The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred shares depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred stock will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

        The deposit agreement may be terminated by us upon not less than 30 days' prior written notice to the preferred shares depositary if (i) such termination is necessary to preserve our status as a REIT or (ii) a majority of each series of preferred stock affected by such termination consents to such termination, whereupon the preferred shares depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred shares depositary with respect to such depositary receipts. We have agreed that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred stock in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or (iii) each related share of preferred stock shall have been converted into our securities not so represented by depositary shares.

Charges of Preferred Shares Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred shares depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred shares depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

        The preferred shares depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred shares depositary, any such resignation or removal to take effect upon the appointment of a successor preferred shares depositary. A successor preferred shares depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and that meets certain combined capital and surplus requirements.

Miscellaneous

        The preferred shares depositary will forward to holders of depositary receipts any reports and communications from us which are received by the preferred shares depositary with respect to the related preferred stock.

        Neither we nor the preferred shares depositary will be liable if we or it is prevented from or delayed in, by law or any circumstances beyond our or its control, performing our or its obligations under the deposit agreement. The obligations of us and the preferred shares depositary under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of shares of preferred stock represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred shares depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of preferred stock represented thereby unless satisfactory indemnity is furnished. We and the preferred shares depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

        In the event the preferred shares depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred shares depositary shall be entitled to act on such claims, requests or instructions received from us.

Restrictions on Ownership

        With certain exceptions, our charter generally prohibits any person (other than a person who has been granted an exemption) from beneficially or constructively owning more than 7.5% of the aggregate of the outstanding shares of our preferred stock by value or by number of shares, whichever is more restrictive, except for certain designated investment entities that may own up to 9.8% of the aggregate of the outstanding shares of our preferred stock, subject to certain conditions. Our charter permits exemptions to be made for stockholders provided our board of directors determines such exemptions will not jeopardize our qualification as a REIT. For more information regarding these ownership restrictions and certain other restrictions intended to protect our qualification as a REIT, see "Restrictions on Ownership and Transfer."

 DESCRIPTION OF WARRANTS

        We may offer by means of this prospectus warrants for the purchase of any of the types of securities offered by this prospectus. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein or the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        Any prospectus supplement relating to warrants will describe, the specific terms of such securities, which may include:

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  the title of such warrants;

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  the aggregate number of such warrants;

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  the aggregate number of shares purchasable upon exercise of such warrants;

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  the price or prices at which such warrants will be issued and provisions for changes or adjustments in the exercise price;

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  the currencies in which the price or prices of such warrants may be payable;

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  the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

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  the designation, amount and terms of the securities purchasable upon exercise of such warrants;

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  the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

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  if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

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  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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  the minimum or maximum amount of such warrants which may be exercised at any one time;

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  information with respect to book-entry procedures, if any;

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  a discussion of material U.S. federal income tax considerations; and

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  any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Restrictions on Ownership

        With certain exceptions, our charter generally prohibits any person (other than a person who has been granted an exemption) from beneficially or constructively owning more than 7.5% of the aggregate of the outstanding shares of our common stock or our preferred stock, by value or by number of shares, whichever is more restrictive, except for certain designated investment entities that may own up to 9.8% of the aggregate of the outstanding shares of our common stock or of our preferred stock, subject to certain conditions. Chad L. Williams, our Chairman and Chief Executive Officer, his family members and certain entities controlled by them are excepted holders under our charter, and none of them are permitted to beneficially or constructively own more than 19.8% of the aggregate of the outstanding shares of our common stock by value or by number of shares, whichever is more restrictive, after application of the relevant attribution rules. Our charter permits exemptions to be made for stockholders provided our board of directors determines such exemptions will not jeopardize our qualification as a REIT. For more information regarding these ownership restrictions and certain other restrictions intended to protect our qualification as a REIT, see "Restrictions on Ownership and Transfer."

 DESCRIPTION OF RIGHTS

        We may issue rights to our stockholders for the purchase of shares of common stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

        Any prospectus supplement relating to a series of rights will describe the specific terms of such securities, which may include:

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  the date for determining the stockholders entitled to the rights distribution;

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  the aggregate number of shares of common stock purchasable upon exercise of such rights;

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  the exercise price of such rights and provisions for changes or adjustments in the exercise price;

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  the aggregate number of rights being issued;

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  the date, if any, on and after which such rights may be transferable separately;

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  the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

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  any special U.S. federal income tax consequences; and

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  any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

Restrictions on Ownership

        With certain exceptions, our charter generally prohibits any person (other than a person who has been granted an exemption) from beneficially or constructively owning more than 7.5% of the aggregate of the outstanding shares of our common stock by value or by number of shares, whichever is more restrictive, except for certain designated investment entities that may own up to 9.8% of the aggregate of the outstanding shares of our common stock, subject to certain conditions. Chad L. Williams, our Chairman and Chief Executive Officer, his family members and certain entities controlled by them are excepted holders under our charter, and none of them are permitted to beneficially or constructively own more than 19.8% of the aggregate of the outstanding shares of our common stock by value or by number of shares, whichever is more restrictive, after application of the relevant attribution rules. Our charter permits exemptions to be made for stockholders provided our board of directors determines such exemptions will not jeopardize our qualification as a REIT. For more information regarding these ownership restrictions and certain other restrictions intended to protect our qualification as a REIT, see "Restrictions on Ownership and Transfer."

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

        The following is a summary of certain provisions of Maryland law and our charter and bylaws.

Our Board of Directors

        Our charter and bylaws provide that the number of directors of our company may be established by our board of directors, but may not be fewer than the minimum number required under Maryland law nor more than 15 directors. Our charter and bylaws currently provide that any vacancy, including a vacancy created by an increase in the number of directors, may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any individual elected to fill such vacancy will serve for the remainder of the full term and until a successor is duly elected and qualified. However, as described below under "—Maryland Unsolicited Takeover Act," at the 2019 annual meeting of stockholders, stockholders will be asked to vote on a proposal to fully effectuate our board's opt out of Section 3-804(c) of the MGCL such that the board of directors will no longer have the exclusive power to fill board vacancies.

        Pursuant to our bylaws, each of our directors is elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies under Maryland law. Holders of shares of our common stock will have no right to cumulative voting in the election of directors. Directors are elected by a plurality of the votes cast.

        Our bylaws provide that at least a majority of our directors will be "independent," with independence being defined in the manner established by our board of directors and in a manner consistent with listing standards established by the NYSE.

Removal of Directors

        Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause (as defined in our charter) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors and that our board of directors has the exclusive power to fill vacant directorships. These provisions may preclude stockholders from removing incumbent directors and filling the vacancies created by such removal with their own nominees. However, as described below under "—Maryland Unsolicited Takeover Act," at the 2019 annual meeting of stockholders, stockholders will be asked to vote on a proposal to fully effectuate our board's opt out of Section 3-804(c) of the MGCL such that the board of directors will no longer have the exclusive power to fill board vacancies.

Business Combinations

        Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as:

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  any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation's voting stock; or

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  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

        A person is not an interested stockholder under the statute if the board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. In approving a transaction, however, the board of directors may provide that its approval is subject to compliance at or after the time of the approval, with any terms and conditions determined by the board of directors.

        After the five-year prohibition, any business combination between us and an interested stockholder generally must be recommended by the board of directors and approved by the affirmative vote of at least:

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  80% of the votes entitled to be cast by holders of outstanding voting shares of stock of the corporation; and

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  two-thirds of the votes entitled to be cast by holders of voting shares of stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or shares held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation's common stockholders receive a minimum price (as described under Maryland law) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

        These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a corporation's board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution opted out of the business combination provisions of the MGCL and, consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and an interested stockholder, unless our board of directors in the future alters or repeals this resolution.

        We cannot assure you that our board of directors will not determine to become subject to such business combination provisions in the future. However, an alteration or repeal of this resolution will not have any effect on any business combinations that have been consummated or upon any agreements existing at the time of such modification or repeal.

Control Share Acquisitions

        The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved at a special meeting of stockholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons are entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. "Control shares" are voting shares of stock that, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

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  one-tenth or more but less than one-third;

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  one-third or more but less than a majority; or

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  a majority or more of all voting power.

        Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an "acquiring person statement" as described in the MGCL), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, we may present the question at any stockholders meeting.

        If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an "acquiring person statement" as required by Maryland law, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition. The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

        Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our common stock. There is no assurance, however, that our board of directors will not amend or eliminate this provision at any time in the future.

Maryland Unsolicited Takeover Act

        Subtitle 8 of Title 3 of the MGCL, also referred to as the Maryland Unsolicited Takeover Act ("MUTA"), permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

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  a classified board;

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  a two-thirds stockholder vote requirement for removing a director;

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  a requirement that the number of directors be fixed only by vote of the directors;

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  a requirement that requires the request of the holders of at least a majority of all votes entitled to be cast to call a special meeting of stockholders; and

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  a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred.

        On September 24, 2018, our board of directors adopted resolutions opting out of Sections 3-803, 3-804(a), 3-804(b) and 3-805 of the MGCL (which provide for the items in the first four bullets above, respectively), and we subsequently filed Articles Supplementary with the State Department of Assessments and Taxation of Maryland to effectuate this opt-out. We will not be able to opt back into any of these sections of MUTA without approval of our stockholders by the affirmative vote of a majority of the votes cast on the matter by stockholders entitled to vote on the matter.

        In addition, on September 24, 2018, our board of directors adopted resolutions opting out of Section 3-804(c) of the MGCL, subject to and conditioned upon the approval of our stockholders of an amendment to our charter. Currently, our charter expressly provides that we have elected to be governed by Section 3-804(c) of the MGCL, which provides for the item described in the fifth bullet above, i.e., vacancies on our board may be filled only by remaining directors. At the 2019 annual meeting of stockholders, stockholders will be asked to vote on a proposal to amend our charter to remove this election and permit us to fully effectuate our complete opt-out of all five prongs of MUTA. Therefore, unless and until our stockholders approve this charter amendment at the 2019 annual meeting of stockholders, we will remain subject to this provision of MUTA granting our board of directors exclusive power to fill vacancies on the board.

        Notwithstanding our opt-out of MUTA described above, through provisions in our charter and bylaws unrelated to MUTA, we already (1) require the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any director from the board, which removal is allowed only for cause, (2) vest in the board the exclusive power to fix the number of directorships, subject to limitations set forth in our charter and bylaws and (3) require, unless called by the chairman of our board of directors, our president or chief executive officer or our board of directors, the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast at such meeting to call a special meeting.

Amendment of Our Charter and Bylaws and Approval of Extraordinary Transactions

        Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by a majority of the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter, is set forth in the corporation's charter. Our charter provides that these actions may be taken if declared advisable by a majority of our board of directors and approved by the vote of stockholders holding at least a majority of the votes entitled to be cast on the matter (other than certain amendments to the provisions of our charter related to the removal of directors and the restrictions on ownership and transfer of our shares of stock, which require a vote of at least two-thirds of the votes entitled to be cast on the matter).

        Our bylaws may be amended, altered or repealed, or new bylaws may be adopted, by our board of directors or by the affirmative vote of stockholders representing not less than majority of all the votes entitled to be cast on the matter.

Meetings of Stockholders

        Under our bylaws, annual meetings of stockholders are to be held each year at a date and time as determined by our board of directors. Special meetings of stockholders may be called only by a majority of the directors then in office, by the chairman of our board of directors, our president or our chief executive officer. Additionally, subject to the provisions of our bylaws, special meetings of the stockholders shall be called by our secretary upon the written request of stockholders entitled to cast at least a majority of the votes entitled to be cast at such meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting. Maryland law and our bylaws provide that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting by unanimous written consent, if that consent sets forth that action and is signed by each stockholder entitled to vote on the matter.

Advance Notice of Director Nominations and New Business

        Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of persons for election to our board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

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  pursuant to our notice of the meeting;

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  by or at the direction of our board of directors; or

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  by a stockholder who was a stockholder of record both at the time of giving of the notice of the meeting and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our bylaws.

        With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders. Nominations of persons for election to our board of directors may be made only:

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  pursuant to our notice of the meeting;

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  by or at the direction of our board of directors; or

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  provided that our board of directors has determined that directors shall be elected at such meeting, by a stockholder who is a stockholder of record both at the time of giving of the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in our bylaws.

        The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings. Although our bylaws do not give our board of directors the power to disapprove timely stockholder nominations and proposals, our bylaws may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board of directors or to approve its own proposal.

Anti-takeover Effect of Certain Provisions of Maryland Law and Our Charter and Bylaws

        The provisions of our charter on removal of directors and the advance notice provisions of the bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for holders of our common stock or otherwise be in the best interests of our stockholders. Likewise, if our board of directors were to opt in to the business combination provisions of the MGCL, the charter amendment to fully effectuate the opt-out of MUTA is not approved by stockholders, or if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were amended or rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors' and Officers' Liability

        The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

        The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

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  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

        In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of:

  •
  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

  •
  a written undertaking by the director or on the director's behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

        Our charter and bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

  •
  any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

  •
  any individual who, while serving as a director or officer of our company and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

        Our charter and bylaws also permit us, with the approval of our board of directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

        We have also entered into an indemnification agreement with each of our directors and officers. While Maryland law permits a corporation to indemnify its directors and officers, as described above, it also authorizes other arrangements for indemnification of directors and officers, including insurance. The indemnification agreements are intended to provide indemnification to the maximum extent permitted by Maryland law.

        Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Ownership Limits

        In order to assist us in complying with the limitations on the concentration of ownership of REIT stock imposed by the Code and for strategic reasons, our charter generally prohibits any person (other than a person who has been granted an exemption) from beneficially or constructively owning more than 7.5% of the aggregate of the outstanding shares of our common stock or our preferred stock, by value or by number of shares, whichever is more restrictive, except for certain designated investment entities that may own up to 9.8% of the aggregate of the outstanding shares of our common stock or our preferred stock, subject to certain conditions. Chad L. Williams, his family members and certain entities controlled by them are excepted holders under our charter and none of them are permitted to own more than 19.8% of the aggregate of the outstanding shares of our common stock by value or by number of shares, whichever is more restrictive, after application of the relevant attribution rules. Our charter permits exemptions to be made for stockholders provided our board determines such exemptions will not jeopardize our qualification as a REIT. See "Restrictions on Ownership and Transfer."

REIT Qualification

        Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

        In order for us to qualify as a REIT under the Code, shares of our capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of capital stock (after taking into account options to acquire shares of capital stock) may be owned, directly, indirectly or through attribution, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

        In order to assist us in complying with the limitations on the concentration of ownership of REIT stock imposed by the Code, and for strategic reasons, our charter generally prohibits:

  •
  any person (other than a person who has been granted an exemption) from beneficially or constructively owning more than 7.5% of the aggregate of the outstanding shares of our common stock by value or by number of shares, whichever is more restrictive;

  •
  separately with respect to each class or series of preferred stock, any person (other than a person who has been granted an exemption) from beneficially or constructively owning more than 7.5% of the aggregate of the outstanding shares of such class or series of our preferred stock by value or by number of shares, whichever is more restrictive; and

  •
  as excepted holders, any of Chad L. Williams, his family members and certain entities controlled by them, and any person who is or would be a beneficial owner or constructive owner of shares of our common stock as a result of the beneficial ownership or constructive ownership of shares of our common stock by Chad L. Williams, his family members and certain entities controlled by them, from beneficially or constructively owning more than 19.8% of the aggregate of the outstanding shares of our common stock by value or by number of shares, whichever is more restrictive, after application of the relevant attribution rules (see the additional discussion below regarding the Williams excepted holders).

        However, certain entities that are defined as designated investment entities in our charter, which generally includes pension funds, mutual funds, and certain investment management companies, are permitted to own up to 9.8% of the aggregate of our outstanding shares of common stock or preferred stock, so long as each beneficial owner of the shares owned by such designated investment entity would satisfy the 7.5% ownership limit if those beneficial owners owned directly their proportionate share of the common stock or preferred stock, as applicable, owned by the designated investment entity.

        Our board of directors may, in its sole discretion, grant an exemption to the stock ownership limits, subject to certain conditions and the receipt by our board of directors of certain representations and undertakings. Our charter permits exemptions to be made for stockholders if our board of directors determines such exemptions will not jeopardize our qualification as a REIT.

        Our charter provides an excepted holder limit that allows Chad L. Williams, his family members and entities owned by or for the benefit of them, and any person who is or would be a beneficial owner or constructive owner of shares of our common stock as a result of the beneficial ownership or constructive ownership of shares of our common stock by Chad L. Williams, his family members and certain entities controlled by them, as a group, to own more than 7.5% of the aggregate of the outstanding shares of our common stock, so long as, under the applicable tax attribution rules, no one such excepted holder treated as an individual would hold more than 19.8% of the aggregate of the outstanding shares of our common stock, no two such excepted holders treated as individuals would own more than 27.3% of the aggregate of the outstanding shares of our common stock, no three such excepted holders treated as individuals would own more than 34.8% of the aggregate of the outstanding shares of our common stock, no four such excepted holders treated as individuals would own more than 42.3% of the aggregate of the outstanding shares of our common stock, and no five such excepted holders treated as individuals would own more than 49.8% of the aggregate of the outstanding shares of our common stock. Currently, Chad L. Williams would be attributed all of the shares of common stock owned by each such other excepted holder and, accordingly, the Williams excepted holders as a group would not be allowed to own in excess of 19.8% of the aggregate of the outstanding shares of our common stock. If at a later time, there was not one excepted holder that would be attributed all of the shares owned by such excepted holders as a group, the excepted holder limit as applied to the Williams group would not permit each such excepted holder to own 19.8% of the aggregate of the outstanding shares of our common stock. Rather, the excepted holder limit as applied to the Williams group would prevent two or more such excepted holders who are treated as individuals under the applicable tax attribution rules from owning a higher percentage of our common stock than the maximum amount of shares that could be owned by any one such excepted holder (19.8%), plus the maximum amount of shares that could be owned by any one or more other individual stockholders who are not excepted holders (7.5%).

        Our charter also prohibits any person from (1) beneficially or constructively owning shares of our capital stock that would result in our being "closely held" under Section 856(h) of the Code, (2) transferring shares of our capital stock if such transfer would result in our being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution), (3) beneficially or constructively owning shares of our capital stock that would result in us owning (directly or indirectly) an interest in a tenant if the income derived by us from that tenant for our taxable year during which such determination is being made would reasonably be expected to equal or exceed the lesser of one percent of our gross income or an amount that would cause us to fail to satisfy any of the REIT gross income requirements and (4) beneficially or constructively owning shares of our capital stock that would cause us otherwise to fail to qualify as a REIT. Any person who acquires or attempts or intends to acquire beneficial ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership is required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfers on our qualification as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interest to attempt to qualify, or to qualify, or to continue to qualify, as a REIT. In addition, our board of directors may determine that compliance with the foregoing restrictions is no longer required for our qualification as a REIT.

        Our board of directors, in its sole discretion, may exempt a person from the above ownership limits and any of the restrictions described above. However, our board of directors may not grant an exemption to any person unless our board of directors obtains such representations and undertakings as our board of directors may deem appropriate in order to determine that granting the exemption would not result in our losing our qualification as a REIT. As a condition of granting the exemption, our board of directors, in its sole and absolute discretion, may require a ruling from the Internal Revenue Service (the "IRS") or an opinion of counsel in either case in form and substance satisfactory to our board of directors, in its sole and absolute discretion in order to determine or ensure our qualification as a REIT.

        In addition, our board of directors, in its sole and absolute discretion, may from time to time increase the ownership limits. However, the ownership limits may not be increased if, after giving effect to such increase, five or fewer individuals could own or constructively own in the aggregate, more than 49.9% in value of the capital stock then outstanding. Our board of directors, in its sole and absolute discretion, may from time to time decrease the ownership limits, provided that no decreased limit will apply to any person whose ownership percentage exceeds such decreased limit until that person's ownership percentage equals or falls below such decreased ownership limit.

        If any transfer of our shares of stock occurs which, if effective, would result in any person beneficially or constructively owning shares of stock in excess, or in violation, of the above transfer or ownership limitations, such person known as a prohibited owner, then that number of shares of stock, the beneficial or constructive ownership of which otherwise would cause such person to violate the transfer or ownership limitations (rounded up to the nearest whole share), will be automatically transferred to a charitable trust for the exclusive benefit of a charitable beneficiary, and the prohibited owner will not acquire any rights in such shares. This automatic transfer will be considered effective as of the close of business on the business day before the violative transfer. If the transfer to the charitable trust would not be effective for any reason to prevent the violation of the above transfer or ownership limitations, then the transfer of that number of shares of stock that otherwise would cause any person to violate the above limitations will be void. Shares of stock held in the charitable trust will continue to constitute issued and outstanding shares of our stock. The prohibited owner will not benefit economically from ownership of any shares of stock held in the charitable trust, will have no rights to dividends or other distributions and will not possess any rights to vote or other rights attributable to the shares of stock held in the charitable trust. The trustee of the charitable trust will be designated by us and must be unaffiliated with us or any prohibited owner and will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the charitable trust, and these rights will be exercised for the exclusive benefit of the trust's charitable beneficiary. Any dividend or other distribution paid before our discovery that shares of stock have been transferred to the trustee will be paid by the recipient of such dividend or distribution to the trustee upon demand, and any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution so paid to the trustee will be held in trust for the trust's charitable beneficiary. Subject to Maryland law, effective as of the date that such shares of stock have been transferred to the charitable trust, the trustee, in its sole discretion, will have the authority to:

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  rescind as void any vote cast by a prohibited owner prior to our discovery that such shares have been transferred to the charitable trust; and

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  recast such vote in accordance with the desires of the trustee acting for the benefit of the trust's charitable beneficiary.

        However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote.

        Within 20 days of receiving notice from us that shares of stock have been transferred to the charitable trust, and unless we buy the shares first as described below, the trustee will sell the shares of stock held in the charitable trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations in our charter. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary. The prohibited owner will receive the lesser of:

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  the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust (for example, in the case of a gift or devise), the market price of the shares on the day of the event causing the shares to be held in the charitable trust; and

  •
  the price per share received by the trustee from the sale or other disposition of the shares held in the charitable trust (less any commission and other expenses of a sale).

        The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. Any net sale proceeds in excess of the amount payable to the prohibited owner will be paid immediately to the charitable beneficiary. If, before our discovery that shares of stock have been transferred to the charitable trust, such shares are sold by a prohibited owner, then:

  •
  such shares will be deemed to have been sold on behalf of the charitable trust; and

  •
  to the extent that the prohibited owner received an amount for such shares that exceeds the amount that the prohibited owner was entitled to receive as described above, the excess must be paid to the trustee upon demand.

        In addition, shares of stock held in the charitable trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

  •
  the price per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a gift or devise, the market price at the time of the gift or devise); and

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  the market price on the date we, or our designee, accept such offer.

        We may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We will have the right to accept the offer until the trustee has sold the shares of stock held in the charitable trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee will be paid to the charitable beneficiary.

        All certificates representing shares of our capital stock bear a legend referring to the restrictions described above.

        Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) in value of the outstanding shares of our capital stock within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our stock that the owner beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide to us such additional information as we may request in order to determine the effect, if any, of the owner's beneficial ownership on our qualification as a REIT and to ensure compliance with our ownership limitations. In addition, each stockholder shall upon demand be required to provide to us such information as we may request, in good faith, in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

        Our ownership limitations could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or might otherwise be in the best interest of our stockholders.

 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        A summary of certain U.S. federal income tax considerations to you as a prospective holder of our securities is set forth in Exhibit 99.1 to our Current Report on Form 8-K, filed with the SEC on February 25, 2019 and incorporated by reference in this prospectus.

 BOOK-ENTRY SECURITIES

        We may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. If securities are issued in book entry form, they will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

        Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.

        Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called "participants." Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depository's participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

        So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

        Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and board members or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Such payments will be the responsibility of such participants.

        If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

 PLAN OF DISTRIBUTION

        Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities offered pursuant to this prospectus to or through one or more underwriters or dealers, or we may sell the securities to investors directly or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so. Direct sales to investors may be accomplished through subscription offerings or through subscription rights distributed to our stockholders. In connection with subscription offerings or the distribution of subscription rights to stockholders, if all of the underlying offered securities are not subscribed for, we may sell such unsubscribed offered securities to third parties directly or through agents and, in addition, whether or not all of the underlying offered securities are subscribed for, we may concurrently offer additional offered securities to third parties directly or through agents, which agents may be affiliated with us.

        Underwriters may offer and sell the securities at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices at the time of sale, such as an "at the market offering," or at negotiated prices, any of which may represent a discount from the prevailing market price. We also may, from time to time, authorize dealers or agents to offer and sell the securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.

        Our securities, including Class A common stock, may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

        Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

        Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities, if any are purchased.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

        If indicated in the prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

        In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a "short position" for their account by selling more securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose "penalty bids" under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession, discount or commission with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

        We may sell the securities in exchange in whole or part for consideration other than cash. This consideration may consist of services or products, whether tangible or intangible, and including services or products we may use in our business; outstanding debt or equity securities of our company or one or more of its subsidiaries; debt or equity securities or assets of other companies, including in connection with investments, joint ventures or other strategic transactions, or acquisitions; release of claims or settlement of disputes; and satisfaction of obligations, including obligations to make payments to distributors or other suppliers and payment of interest on outstanding obligations. We may sell the securities as part of a transaction in which outstanding debt or equity securities of our company or one or more of our subsidiaries are surrendered, converted, exercised, canceled or transferred.

        Our shares of Class A common stock are listed on the NYSE under the symbol "QTS," our shares of Series A Preferred Stock are listed on the NYSE under the symbol "QTS.PA" and our shares of Series B Convertible Preferred Stock are listed on the NYSE under the symbol "QTS.PB." Any securities that we issue, other than our Class A common stock, Series A Preferred Stock or Series B Convertible Preferred Stock, will be new issues of securities and, except with respect to our Class A common stock, Series A Preferred Stock or Series B Convertible Preferred Stock, will have no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us may make a market in such securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

        In addition, selling stockholders may use this prospectus in connection with resales of our Class A common stock. See "Description of Common Stock—Registration Rights" in this prospectus. The applicable prospectus supplement will identify the selling stockholders, their beneficial ownership of our Class A common stock, the shares of Class A common stock that the selling stockholders intend to sell and any material relationships between us and the selling stockholders. Selling stockholders may be deemed to be underwriters under the Securities Act in connection with the Class A common stock they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, any such selling stockholders will receive all the proceeds from the resale of our Class A common stock. We will not receive any proceeds from the resale by the selling stockholders of Class A common stock. Unless otherwise set forth in a prospectus supplement, the selling stockholders will pay all underwriting discounts, commissions and agent's commissions, if any.

LEGAL MATTERS

        The validity of the securities offered by means of this prospectus and certain U.S. federal income tax matters have been passed upon for us by Hogan Lovells US LLP.

EXPERTS

        The consolidated financial statements of QTS Realty Trust, Inc. appearing in QTS Realty Trust, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2018 (including schedules appearing therein), and the effectiveness of QTS Realty Trust, Inc.'s internal control over financial reporting as of December 31, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedules, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE TO FIND ADDITIONAL INFORMATION

        Our website address is www.qtsdatacenters.com. We make our SEC filings available free of charge at the "Investors Relations" section of our website at investors.qtsdatacenters.com as soon as reasonably practicable after such materials are filed with or furnished to the SEC. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to be part of this prospectus or any applicable prospectus supplement.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus does not contain all of the information set forth in the registration statement. For further information with respect to our company and the securities to be registered, we refer you to the registration statement, including the exhibits, schedules and information incorporated by reference into the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to or incorporated by reference into the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. Our SEC filings are available electronically to the public on the SEC's website at www.sec.gov. Our reference to the SEC's website is intended to be an inactive textual reference only.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        SEC rules allow us to incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2018;

  •
  the portions of the Definitive Proxy Statement on Schedule 14A filed with the SEC on March 20, 2019 incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2018;

  •
  our Current Reports on Form 8-K filed on February 25, 2019 (solely with respect to items 8.01 and 9.01 thereof), March 1, 2019 and March 13, 2019 (solely with respect to items 5.02 and 9.01 thereof); and

  •
  the description of our Class A common stock included in our Registration Statement on Form 8-A filed on October 1, 2013, the description of our Series A Preferred Stock included in our Registration Statement on Form 8-A filed on March 15, 2018, the description of our Series B Convertible Preferred Stock included in our Registration Statement on Form 8-A filed on June 25, 2018, and all reports filed for the purpose of updating such descriptions.

        We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated. We are not, however, incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K. These documents may include, among others, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

        You may obtain copies of the documents we incorporate by reference, at no cost, upon written or oral request, by contacting us as described below, or through contacting the SEC or accessing its website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into those documents, by requesting them in writing or by telephone at:

QTS Realty Trust, Inc.
12851 Foster Street
Overland Park, KS 66213
(913) 814-9988
Attn: Investor Relations

$500,000,000

QTS REALTY TRUST, INC.

Class A Common Stock

PROSPECTUS SUPPLEMENT
KeyBanc Capital Markets
Berenberg
BMO Capital Markets
BofA Securities
Capital One Securities
Deutsche Bank Securities
Goldman Sachs & Co. LLC
Jefferies
J.P. Morgan
Mizuho Securities
Morgan Stanley
RBC Capital Markets
Regions Securities LLC
Santander
Stifel
SunTrust Robinson Humphrey
TD Securities
Wells Fargo Securities

May 11, 2020